UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934
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RAYONIER INC.

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Rayonier

Rayonier
More than trees™

REALIZING THE FULL POTENTIAL OF OUR LAND RESOURCES

Notice of 2024 Annual Meeting of Shareholders
April 3, 2024
Dear Shareholder,
You are cordially invited to attend Rayonier Inc.’s 2024 Annual Meeting of Shareholders (“Annual Meeting”) to be held on Thursday, May 16, 2024 at 4:00 p.m. local time at Rayonier’s headquarters, 1 Rayonier Way, Wildlight, Florida 32097. At the meeting, our shareholders will be asked to:
1.Elect the nine (9) director nominees named in the Proxy Statement to terms expiring at the 2025 Annual Meeting of Shareholders;
2.Approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement;
3.Ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for 2024; and
4.Transact any other matters as may properly come before the meeting.
Shareholders of record at the close of business on March 15, 2024 are entitled to vote at the Annual Meeting and any postponement or adjournment thereof.
Once again, we are pleased to furnish our proxy materials to you over the internet, following the Securities and Exchange Commission (“SEC”) rules that allow for this option. We believe this provides the information you need in a more timely, efficient and cost-effective manner.
As always, your vote is very important. We urge you to please vote by internet, telephone or mail as soon as possible to ensure your vote is recorded promptly, even if you plan to attend the Annual Meeting.
Very truly yours,

Mark D. McHugh	Mark R. Bridwell
President and Chief Executive Officer	Senior Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 16, 2024: This Notice of Annual Meeting of Shareholders and Proxy Statement and the 2023 Annual Report are available at www.proxyvote.com.

Rayonier Inc.	Telephone (904) 357-9100
1 Rayonier Way	Fax (904) 357-9851
Wildlight, Florida 32097

T

2024 Proxy Statement

Rayonier Inc.

2024 PROXY SUMMARY

This summary highlights information contained elsewhere in this Notice of Annual Meeting of Shareholders and Proxy Statement or in other documents published on our website at www.rayonier.com. We encourage you to read this Notice of Annual Meeting of Shareholders and Proxy Statement in its entirety before voting. Throughout, the terms “we,” “us,” “our,” “the Company,” and “Rayonier” refer to Rayonier Inc.

2024 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME	PLACE	RECORD DATE
Thursday, May 16, 2024 4:00 p.m. (Eastern Time)	1 Rayonier Way Wildlight, Florida 32097	March 15, 2024 Shareholders of record at the close of business on March 15, 2024 are entitled to vote

HOW TO VOTE	INTERNET	TELEPHONE	MOBILE DEVICE	MAIL	AT THE MEETING
Stockholder of Record (Registered Holders)	Go to www.proxyvote.com 24/7	Call 1-800-690-6903 (toll-free)	Scan the QR code	If you received a printed copy of annual meeting materials, complete, sign, date and mail your proxy card in the postage-paid envelope	Attend the annual meeting and cast your ballot See page 52 for details
Beneficial Owners (Holders in Street Name)	Follow the instructions provided by your broker, bank or other nominee			Return a properly executed voting instruction form by mail, depending upon the methods your broker, bank or other nominee makes available	To attend the annual meeting, you will need proof of ownership and a legal proxy from your broker, bank or other nominee
Deadline	11:59 p.m. Eastern Time on May 15, 2024, if you are a registered holder, and 11:59 p.m. Eastern Time on May 13, 2024 if you hold shares in the Rayonier Investment and Savings Plan for Salaried Employees			If you are a beneficial owner, please refer to the information provided by your broker, bank or other nominee

ABOUT OUR COMPANY

98	2.7M	$2.3B	2nd	~440
years in business	acres	acquisitions since 2014	largest timber REIT	employees

Rayonier Inc. is a leading timberland real estate investment trust (REIT) that currently owns, leases or manages approximately 2.7 million acres located in some of the strongest timber markets and most productive softwood timber growing regions throughout the United States and New Zealand. Rayonier was founded in 1926 in Shelton, Washington and today is headquartered in Wildlight, Florida.

In addition to our timber operations, we have an established track record of identifying and selling rural and recreational HBU properties across our portfolio at significant premiums to timberland values, and we have further built differentiated in-house real estate development capabilities to pursue land-use entitlements and selective investments in infrastructure to unlock value in high-potential areas. Our portfolio is also well-positioned to provide land-based solutions to support the transition to a low-carbon economy, including solar leases, carbon capture and storage leases, and carbon market opportunities.

2024 Proxy Statement	1

2024 PROXY SUMMARY

OUR PORTFOLIO

U.S. SOUTH	U.S. PACIFIC NORTHWEST	NEW ZEALAND
•1.85 Million Acres •6.8-7.2 Million Tons Sustainable Yield •67% Planted/Plantable	•418 Thousand Acres •1.25-1.45 Million Tons Sustainable Yield •74% Planted/Plantable	•421 Thousand Acres •2.4-2.7 Million Tons Sustainable Yield •71% Planted/Plantable

2023 PERFORMANCE HIGHLIGHTS

$173.5M Net Income Attributable to Rayonier	$1.17 EPS	$178.5M Net Income	$298.4M Cash Provided by Operating Activities

$53.5M* Pro Forma Net Income	$0.36* Pro Forma EPS	$296.5M* Adjusted EBITDA	$163.9M* CAD

We were pleased with our overall financial performance in 2023, particularly in light of the challenging and uncertain market conditions that we faced throughout the year. Full-year 2023 Adjusted EBITDA* of $296.5 million declined 6% versus the prior year, as lower results in our Timber segments were largely offset by a significantly higher contribution from our Real Estate segment. Our Southern Timber segment Adjusted EBITDA* was relatively flat, as the segment benefited from recent acquisitions, which contributed to increased volumes as well as the operational flexibility to target more resilient sawlog markets. Additionally, non-timber income generated by the Southern Timber segment increased $9.0 million, or 35%, relative to the prior year, driven in part by increased revenue from our burgeoning land-based solutions business. In our Pacific Northwest Timber segment, we chose to defer roughly 150,000 tons of planned harvests in response to soft market conditions, which contributed to the significant decrease in Adjusted EBITDA* versus the prior year. In our New Zealand Timber segment, Adjusted EBITDA* declined modestly versus the prior year, as reduced volumes and lower log prices were largely offset by higher carbon credit sales and significantly lower export shipping costs. Finally, in our Real Estate segment, we capitalized on strong demand in both the rural HBU market and our improved development projects, generating Adjusted EBITDA* well above our initial expectations entering the year.

During 2023, we closed on the disposition of 55,000 acres of timberland in Oregon for $242 million, which funded a $150 million principal repayment of our only floating rate debt and a $30 million special dividend paid on January 12, 2024 to shareholders of record on December 29, 2023. We finished the year in a strong balance sheet position with net debt of $1.2 billion, representing 19% of our enterprise value and 3.9x net debt to Adjusted EBITDA*.

*Reconciliation of these non-GAAP financial measures can be found in Appendix B.

2	Rayonier Inc.

2024 PROXY SUMMARY
OUR STRATEGIC PRIORITIES

OWN HIGH-QUALITY TIMBERLANDS, MANAGED WITH A LONG-TERM MINDSET	•Manage our timberlands to maximize net present value over the long-term •Properly balance biological growth, harvest cash flow and responsible stewardship

ACTIVE PORTFOLIO MANAGEMENT	•Conduct intensive analysis and due diligence to evaluate risks and upside potential •Continually upgrade our portfolio through selective acquisitions and dispositions

OPTIMIZE PORTFOLIO VALUE THROUGH DIFFERENTIATED REAL ESTATE PLATFORM	•Identify and monetize lands where premium valuations can be achieved •Selectively pursue entitlements and improvements to enhance long-term value

UNLOCK ASSET POTENTIAL THROUGH LAND-BASED SOLUTIONS	•Provide innovative solutions that support the transition to a low-carbon economy •Engage in lease agreements and other transactions that increase cash flow

PURSUE NIMBLE APPROACH TO CAPITAL ALLOCATION	•Employ a flexible approach with a view towards building long-term value per share •Evaluate a range of capital allocation alternatives and opportunistically pivot priorities

EMPLOY BEST-IN-CLASS STEWARDSHIP AND DISCLOSURE PRACTICES	•Maintain an ongoing commitment to responsible stewardship and sustainable forestry •Provide transparent disclosures and data regarding our long-term sustainability

THIRD-PARTY FOREST CERTIFICATIONS

We are dedicated to meeting the highest standards of sustainable forestry established by the Sustainable Forest Initiative® (SFI®), the Forest Stewardship Council® (FSC®), and the Programme for the Endorsement of Forest Certification™ (PEFC™). These voluntary certification programs each consist of a rigorous and comprehensive set of sustainability principles, objectives and performance measures.

Our 2.7 million acres of timberland are managed to these certification standards, and our compliance is periodically evaluated through independent third-party audits. In the U.S., 96% of our timberlands are certified to SFI and PEFC, and in New Zealand, 94% of our timberlands are certified to FSC and PEFC.

Rayonier uses an internal Environmental Management System (EMS) to monitor our compliance with third-party certification standards, state-specific forest practice rules and best management practices. This EMS includes extensive employee training and a rigorous internal audit process. Our Senior Leadership Team has ultimate responsibility for our EMS and annually reviews our performance against forest certification standards, governmental regulations and internal benchmarks.

See our latest SFI audit results, and FSC and PEFC public reports, linked in our latest Sustainability Report.

2024 Proxy Statement	3

2024 PROXY SUMMARY
SHAREHOLDER ENGAGEMENT

We value shareholder engagement. Each year we interact with and seek input from our shareholders through various shareholder outreach initiatives. These engagement activities help us to better understand our shareholders' views and perspectives.

HOW WE ENGAGE	•In-person and telephonic meetings •Investor conferences •Our annual shareholder meeting •Periodic investor days and "teach-in" sessions

ENGAGEMENT IN 2023
•Participated in nine investor conferences/summits
•Participated in numerous one-on-one investor calls and virtual meetings
•Held our annual shareholder meeting
•Hosted investor meetings with our Board Chair

KEY TOPICS OF DISCUSSION
•Financial performance
•Business strategy and capital allocation priorities
•Governance matters, including leadership succession
•Various ESG-related topics, including our Carbon and Sustainability Reports

Our Investor Relations department is the point of contact for shareholder interaction with the Company. Shareholders may also access information about the Company in the Investor Relations section of our website (www.rayonier.com).

CORPORATE GOVERNANCE HIGHLIGHTS

Rayonier’s commitment to good corporate governance is integral to our business. Key elements of our governance practices are below:

Shareholder Interests	✓	Annual election of directors	✓	Majority voting of all directors	✓	Single class of voting shares
	✓	8 of 9 director nominees are independent	✓	All members of Board committees (AC, CC and NC) are independent	✓	Stock ownership requirements for directors and executives
Board Effectiveness & Leadership	✓	Annual review of Board skills, characteristics and experience	✓	Annual Board member independence evaluations	✓	Annual Board self-assessment to ensure effectiveness
	✓	Gender, racial and national origin diversity reflected in Board composition	✓	Separation of Board chairman and CEO	✓	All directors attended more than 75% of meetings in 2023
	✓	Regular executive sessions of independent directors and committees	✓	Comprehensive Code of Conduct and Corporate Governance Guidelines	✓	Board oversight of ESG and commitment to corporate social responsibility
Compensation Policies	✓	Pay-for-performance philosophy with focus on long-term value creation	✓	Compensation “clawback” policy	✓	Policy prohibiting hedging or pledging of shares by executives or directors
	✓	Regular engagement with independent compensation consultant	✓	Majority of Board compensation consists of stock	✓	Performance share awards capped if TSR is negative

4	Rayonier Inc.

2024 PROXY SUMMARY
PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our Board of Directors (“Board”) recommends that you vote “FOR” each of the director nominees.

Important information about the experience, qualifications, attributes and skills of each of our director nominees can be found beginning on page 9.

OUR BOARD OF DIRECTORS

NAME AND PRINCIPAL OCCUPATION	AGE	DIRECTOR SINCE	INDEPENDENT	OTHER PUBLIC COMPANY BOARDS	COMMITTEE MEMBERSHIP
					AUDIT	COMPENSATION & MANAGEMENT DEVELOPMENT	NOMINATING & CORPORATE GOVERNANCE
Scott R. Jones Retired President, Forest Capital Partners	65	2014; since 2024[1]		—
Keith E. Bass CEO, Mattamy Homes US; Managing Partner, Mill Creek Capital LLC	59	2017		1
Gregg A. Gonsalves Advisory Partner, Integrated Capital LLC	56	2022		1
V. Larkin Martin Managing Partner, Martin Farm; Vice President, The Albemarle Corporation	60	2007		1
Mark D. McHugh President and CEO, Rayonier Inc.	48	2024		—
Meridee A. Moore Senior Managing Member and Chief Investment Officer, Watershed Asset Management, LLC	66	2021		—
Ann C. Nelson Retired Lead Audit Partner, KPMG LLP	64	2020		1
Matthew J. Rivers Part-time Forestry Advisor, Drax Group	66	2021		—
Andrew G. Wiltshire Founding Partner, Folium Capital LLC; Principal in the management and governance of a private orchard, farming, and forestry company located in New Zealand	66	2015		—
MEETINGS IN 2023	BOARD—12				9	5	4

Committee Chair	Committee Member	Chairman of the Board of Directors	Audit Committee financial expert
1 After the 2024 Annual Meeting, Mr. Jones will be appointed Chairman of the Board as a non-executive and independent director provided he is elected to a new one year term.

2024 Proxy Statement	5

2024 PROXY SUMMARY
BOARD SNAPSHOT
Below are highlights regarding the age, tenure and diversity of our nine director nominees.

INDEPENDENCE	GENDER DIVERSITY	NATIONAL ORIGIN	AGE	TENURE

DIRECTOR SKILLS AND DEMOGRAPHICS MATRIX
The table below summarizes a range of relevant skills and experiences that each director nominee brings to the Board.

DIRECTOR SKILLS AND EXPERIENCE	JONES	BASS	GONSALVES	MARTIN	MCHUGH	MOORE	NELSON	RIVERS	WILTSHIRE	#
Current or Former Outside Public Company CEO										1
Outside Public Company Board										5
Audit Committee Financial Expert										3
Corporate Finance										4
REIT										5
Timber / Forestry Industry										6
Land Based Solutions										6
Real Estate Development										5
Environmental Policy and/or Compliance										6
International										2
Customer Supply Chain										2
Racial, Gender, and National Origin Diversity										6
IDENTITY / DEMOGRAPHICS
Gender	Male	Male	Male	Female	Male	Female	Female	Male	Male
Race/Ethnicity	White	White	Black	White	White	White	White	White	White
Nationality	U.S.	U.S.	U.S.	U.S.	U.S.	U.S.	U.S.	U.K.	New Zealand

6	Rayonier Inc.

2024 PROXY SUMMARY
BOARD REFRESHMENT
We have added five new non-management directors to our Board since 2017 (including two women), representing 50% of the Board.2

PROPOSAL NO. 2 — NON-BINDING ADVISORY VOTE ON “SAY-ON-PAY”

Our Board recommends that you vote “FOR” the non-binding advisory approval of the compensation of our named executive officers.
Our shareholders have the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as set forth in Proposal No. 2 starting on page 21. Please refer to our Compensation Discussion and Analysis on page 22 for a detailed description of our compensation programs and practices. Our Board recommends that you vote “FOR” the non-binding advisory approval of the compensation of our named executive officers.
Last year, our shareholders expressed a high level of support for the compensation of our named executive officers, with 96.8% of the votes cast in favor of our compensation programs and practices. Accordingly, the Compensation and Management Development Committee (“Compensation Committee”) continued in 2023 to consistently adhere to its pay-for-performance philosophy and compensation programs. The Compensation Committee will continue to consider results from the annual shareholder advisory votes, including the outcome of the vote for this Proposal No. 2, as well as other shareholder input, when reviewing executive compensation programs and policies.

HISTORICAL SAY-ON-PAY SUPPORT
98%
average shareholder approval over the last five years

100%
75%
50%
25%
0%
97.0%
98.5%
98.5%
97.6%
96.8%
2019
2020
2021
2022
2023

PROPOSAL NO. 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board recommends that you vote “FOR” the ratification of Ernst & Young, LLP to serve as our independent registered public accounting firm for 2024.
We are seeking shareholder ratification of the appointment of Ernst & Young, LLP to serve as our independent registered public accounting firm for 2024. Please refer to page 47 for additional information.
2 For the period of 2023-2024, the board is comprised of ten members.

2024 Proxy Statement	7

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
ELECTION PROCESS

The Board held twelve (12) meetings during fiscal year 2023. During fiscal year 2023, all directors attended at least 75% of all Board meetings and all committee meetings of which the director was a member. The Nominating and Corporate Governance Committee (“Nominating Committee”) of the Board has nominated the persons whose names are set forth below to serve as directors until the 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the absence of a vote by a signed proxy, shares represented by the proxy will be voted FOR the election of each of these nominees to the Board.
DIRECTOR QUALIFICATIONS
We believe the members of our Board have the proper mix of relevant experience and expertise given the Company’s businesses and real estate investment trust (“REIT”) structure, together with a level of demonstrated integrity, judgment, leadership and collegiality, to effectively advise and oversee management in executing our strategy. There are no specific minimum qualifications for director nominees other than, as required by our Corporate Governance Principles, director nominees may not stand for election after they have reached the age of 73. However, in identifying or evaluating potential nominees, it is the policy of our Nominating Committee to seek individuals who have the knowledge, experience, diversity and personal and professional integrity to be most effective, in conjunction with the other Board members, in collectively serving the long-term interests of the Company. The Nominating Committee periodically evaluates the criteria for Board membership, taking into account the Company’s strategy, geographic markets, regulatory environment and other relevant business factors, as well as changes in applicable laws or listing standards.
DIRECTOR NOMINATIONS
Shareholders are being asked to vote on the election of nine (9) directors to serve until the 2025 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board has no reason to believe that any nominee will be unable to serve as a director. If, however, a nominee should be unable to serve at the time of the Annual Meeting, common shares properly represented by valid proxies will be voted in connection with the election of a substitute nominee recommended by the Board. Alternatively, the Board may either allow the vacancy to remain unfilled until an appropriate candidate is identified or may reduce the authorized number of directors to eliminate the unfilled seat.

If any incumbent nominee for director should fail to receive the required affirmative vote of a majority of the votes cast with regard to his or her election, our Corporate Governance Principles require the director to tender his or her resignation to the Board. The Nominating Committee would then consider such resignation and make a recommendation to the Board as to whether to accept or reject the resignation. The Company would publicly disclose the Board’s decision and rationale within 90 days after receipt of the tendered resignation.

Set forth below is certain information concerning each of the director nominees, including age, experience, qualifications and professional highlights during at least the last ten (10) years, based on data furnished by such nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

8	Rayonier Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
INFORMATION AS TO NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Scott R. Jones Needham, Massachusetts Age: 65 Director Since: 2014	Board Committees:		Other public directorships:
	•	Chair of the Board[3]	•	None
	•	Compensation
	•	Nominating
Professional Highlights:
President of Forest Capital Partners, a forest investment firm, from 2000 to 2018; President and Chief Executive Officer of Timberland Growth Corporation, a timberland REIT joint venture, from 1998 to 2000

Mr. Jones has substantial expertise in forest management, technology and innovations, as well as forest and real estate investments. He is particularly well-suited to help the Board with investment decisions and to oversee the management of the Company’s forest resources and real estate businesses.

Keith E. Bass Tampa, Florida Age: 59 Director Since: 2017	Board Committees:		Other public directorships:
	•	Chair of Compensation	•	Xenia Hotels and Resorts

Professional Highlights:
CEO of Mattamy Homes US since 2020 and Managing Partner of Mill Creek Capital LLC, a private equity and consulting firm, since 2017; President and CEO of WCI Communities, Inc., from 2012 to 2017; President of Pinnacle Land Advisors from 2011 to 2012; held various key positions with The Ryland Group from 2003 to 2011

Mr. Bass has extensive expertise in the real estate industry. He has led organizations with more than $2 billion in annual revenue, built lean operations and created long-term operational roadmaps to position companies to thrive in any market climate. Mr. Bass brings a broad real estate perspective to the Board’s evaluation of investment opportunities.

Gregg A. Gonsalves Davie, Florida Age: 56 Director Since: 2022	Board Committees:		Other public directorships:
	•	Audit	•	RREEF Property Trust, Inc.
	•	Compensation

Professional Highlights:
Advisory Partner at Integrated Capital, LLC, a leading, hotel-focused, private real estate advisory and investment firm, since 2013; Goldman, Sachs & Co. from 1993-2011, most recently as the Partner responsible for Goldman’s Real Estate Mergers & Acquisitions Business

Mr. Gonsalves brings substantial experience and expertise in capital markets and mergers and acquisitions across a variety of industries, with particular expertise in the REIT sector.

3 After the 2024 Annual Meeting, Mr. Jones will be appointed Chairman of the Board as a non-executive and independent director provided he is elected to a new one year term.

2024 Proxy Statement	9

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

V. Larkin Martin Courtland, Alabama Age: 60 Director Since: 2007	Board Committees:		Other public directorships:
	•	Compensation	•	Truxton Trust
	•	Nominating

Professional Highlights:
Managing Partner of Martin Farm and Vice President of The Albemarle Corporation, family businesses with interests in agriculture and timberland, since 1990; Chair of the Board of Directors of the Federal Reserve Bank of Atlanta from 2007 to 2008

Ms. Martin has direct operating experience in the land-based businesses of agriculture and timberland management, particularly in the southeastern United States, together with an understanding of national and regional financial markets. Ms. Martin’s skill set adds substantial value to Board discussions regarding our forest resources business, as well as overall economic forces and trends impacting the Company.

Mark D. McHugh Tampa, Florida Age: 48 Director Since: 2024	Board Committees:		Other public directorships:
	•	None	•	None

Professional Highlights:
President, Chief Executive Officer and Director of the Company since 2024; President and Chief Financial Officer of the Company from 2023 to 2024; Senior Vice President and Chief Financial Officer of the Company from 2014 to 2023

Mr. McHugh has over 20 years of experience in finance and capital markets, focused primarily on the forest products and REIT sectors. He joined Rayonier from Raymond James, where he served as Managing Director in the Real Estate Investment Banking group, responsible for the firm's timberland and agriculture sector coverage. Prior to Raymond James, he worked in the Investment Banking division of Credit Suisse, focused on the paper and forest products sectors.

Meridee A. Moore San Francisco, California Age: 66 Director Since: 2021	Board Committees:		Other public directorships:
	•	Chair of	•	None
Nominating
	•	Audit

Professional Highlights:
Founder, Senior Managing Member and Chief Investment Officer of Watershed Asset Management, LLC, since 2002; Partner and Portfolio Manager of Farallon Capital Management, L.L.C. from 1992 to 2002; held various positions in the Investment Banking Division of Lehman Brothers from 1985 to 1991

Ms. Moore has more than 25 years of principal investing experience in public and private equity and debt, real estate and other complex assets and financings. She has served on several public company boards in the real estate, finance and utilities industries. Ms. Moore has also served on or chaired public company audit, compensation and nominating and governance committees.

10	Rayonier Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Ann C. Nelson Boise, Idaho Age: 64 Director Since: 2020	Board Committees:		Other public directorships:
	•	Chair of Audit	•	Clearwater Paper Corporation
	•	Compensation

Professional Highlights:
More than 35 years of senior leadership and management experience (25 as an audit partner); Lead Audit Partner with KPMG LLP on many global publicly traded companies, including Weyerhaeuser Company, Plum Creek Timber Company, Inc. and Potlatch Corporation
Ms. Nelson brings expertise to the Board in areas of auditing, accounting and financial reporting, internal controls and corporate governance. In addition, she has board experience by way of the Boise Chamber of Commerce (Chairman of the Board and past Treasurer/Audit Committee chair over an eight-year period). Ms. Nelson also has significant experience in the forest products industry, including but not limited to timber REITs.

Matthew J. Rivers Bembridge, Isle of Wright, UK Age: 66 Director Since: 2021	Board Committees:		Other public directorships:
	•	Audit	•	None
	•	Nominating

Professional Highlights:
Part-time Forestry Advisor at Drax Group since 2022; part-time Director of Alternative Fuel Origination from 2020 to 2022; Group Special Advisor, from 2017 to 2020; held various positions, including Director of Fuel Procurement and Director Corporate Affairs with Drax plc, from 2011 to 2017; Executive Chairman of the upstream supply business in the USA, Drax Biomass International, from 2011 to 2016

Mr. Rivers brings international experience in forest management, timber markets, biomass supply chain development, energy and forest related sustainability, public affairs and communications.

Andrew G. Wiltshire Blenheim, New Zealand Age: 66 Director Since: 2015	Board Committees:		Other public directorships:
	•	Audit	•	None
	•	Nominating

Professional Highlights:
Founding Partner of Folium Capital LLC since 2016; management and governance of a private orchard, farming and forestry company with operations in New Zealand; Managing Director and Head of Alternative Assets at the Harvard Management Company, the investment company that is responsible for managing Harvard University’s endowment and related financial assets, from 2001 to 2015

Mr. Wiltshire has extensive expertise in the areas of managing and investing in forestry, timberlands, real estate and natural resources. Mr. Wiltshire brings a valuable perspective to the Board’s evaluation of investment opportunities and oversight of the Company’s forest resources and real estate businesses.

2024 Proxy Statement	11

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
OVERVIEW
The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board. When setting director compensation, the Board considers the significant time commitment and the skills and experience level necessary for directors to fulfill their duties. Non-management director compensation is set by the Board at the recommendation of the Compensation Committee. Our directors are subject to minimum share ownership and share retention requirements as discussed in the Compensation Policies and Governance Practices section on page 32 under “Stock Ownership Guidelines.”
2023 / 2024 COMPENSATION PAID TO NON-MANAGEMENT DIRECTORS
Non-management director compensation is set by the Board at the recommendation of the Compensation Committee. For the 2023-2024 period, each non-management director received and/or earned the following cash compensation (prorated for partial year service, as applicable):

•	annual cash retainer of $65,000, payable in equal quarterly installments;
•	annual cash retainers to members of the Audit, Compensation and Nominating Committees of $13,500, $7,500 and $5,000, respectively, payable in equal quarterly installments;
•	annual cash retainers for the chairs of the Audit, Compensation and Nominating Committees of $18,000, $12,000 and $10,000, respectively, payable in equal quarterly installments;
•	an additional annual cash retainer for the Chair of the Board of $75,000, payable in equal quarterly installments; and
•	restricted stock award equivalent to $116,000 based on grant date value, vesting upon issuance and to be held until the earlier of four years from the date of issuance or a director’s departure from the Board.
Directors may defer up to 100% of their cash compensation. Any deferred amounts are paid to the director in a single lump sum on the later of the date the director becomes 73 or the conclusion of the director’s term or upon termination as a director, if prior to age 73. Any deferred amounts shall be credited with interest thereon at a rate equal to 120% of the long-term Applicable Federal Rate, adjusted and compounded annually as of December 31.

12	Rayonier Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
DIRECTOR COMPENSATION TABLE
The following table provides compensation information for the one-year period ended December 31, 2023 for all individuals serving on our Board at any time during 2023.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Bass, Keith E.	84,500.00	(2)	116,013.87	—	200,513.87
Fraser, Dod A.	161,000.00	(2)	116,013.87	—	277,013.87
Gonsalves, Gregg A.	75,102.74		172,020.71	—	247,123.45
Jones, Scott R.	77,500.00		116,013.87	—	193,513.87
Martin, V. Larkin	77,500.00		116,013.87	—	193,513.87
Moore, Meridee A.	93,500.00	(2)	116,013.87	—	209,513.87
Nelson, Ann C.	104,000.00	(2)	116,013.87	—	220,013.87
Nunes, David L.(3)	—		—	—	—
Rivers, Matthew J.	83,500.00		116,013.87	—	199,513.87
Wiltshire, Andrew G.	83,500.00		116,013.87	—	199,513.87

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 19 “Incentive Stock Plans” included in the notes to financial statements in our 2023 Annual Report on Form 10-K. Stock awards reflect the January 2023 award of 1,564 shares of restricted stock to Mr. Gonsalves and the May 2023 awards of 3,871 shares of restricted stock to each director vesting immediately upon issuance of the grant, and which shares shall be required to be held until the earlier of four years from the grant or the departure of a director from Rayonier.

(2)
Includes $18,000.00 in Audit Chair fees for Ms. Nelson; $12,000.00 in Compensation Chair fees for Mr. Bass; $10,000.00 in Nominating and Corporate Governance Chair fees for Ms. Moore; and $75,000.00 in Non-Executive Chairman fees for Mr. Fraser.

(3)
Mr. Nunes, as an executive officer of Rayonier, was not compensated for service as a director in 2023. See the Summary Compensation Table on page 34 for compensation information relating to Mr. Nunes during 2023.

2024 Proxy Statement	13

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
CORPORATE GOVERNANCE PRINCIPLES
Our Board operates under a set of Corporate Governance Principles, which include guidelines for determining director independence and consideration of potential director nominees. The Corporate Governance Principles can be found on the Company’s website (www.rayonier.com). The Board, through the Nominating Committee, regularly reviews developments in corporate governance and best practices and, as warranted, modifies the Corporate Governance Principles, committee charters and key practices.
DIRECTOR INDEPENDENCE
The Company’s common shares are listed on the New York Stock Exchange (“NYSE”). In accordance with NYSE rules, the Board makes affirmative determinations annually as to the independence of each director and nominee for election as a director. To help make such determinations, the Board has adopted a set of Director Independence Standards, which conform to or are more exacting than the independence requirements set forth in the NYSE listing standards. Our Director Independence Standards are appended to the Company’s Corporate Governance Principles, available at www.rayonier.com. In applying our Director Independence Standards, the Board considers all relevant facts and circumstances.

Based on our Director Independence Standards, the Board has affirmatively determined that all persons who have served as directors of our Company at any time since January 1, 2023, other than Mr. Nunes and Mr. McHugh, are independent under applicable NYSE listing standards and SEC rules.

In addition, members of our Audit Committee and Compensation Committee are subject to certain additional independence criteria. Specifically, the Board has determined that each member of the Compensation Committee is independent within the meaning of Rule 10C-1 of the Securities Exchange Act of 1934 (“Exchange Act”) and that all Compensation Committee members qualify as “non-employee directors” as defined in Rule 16b-3 under the Exchange Act. The Board has also determined that all of the Audit Committee members are independent within the meaning of the NYSE listing standards and Rule 10A-3 of the Exchange Act. For additional information regarding independence and qualifications of the Audit Committee, see the “Report of the Audit Committee” on page 48.
The Nominating Committee, on behalf of the Board, annually reviews any transactions undertaken or relationships existing between the Company and other companies with which any of our directors or Board nominees are affiliated. The Board determined that none of the transactions or relationships identified for 2023 were material to the Company, the other companies or the independence of the subject directors and Board nominees.

14	Rayonier Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three standing committees, the Audit Committee, Compensation Committee and Nominating Committee, each of which operates under a written charter available on the Investor Relations section of the Company’s website (www.rayonier.com).

Name of Committees and Members	Functions of the Committees
AUDIT: Ann C. Nelson, Chair Dod A. Fraser Gregg A. Gonsalves Meridee A. Moore Matthew J. Rivers Andrew G. Wiltshire No. of Meetings in 2023: 9
This committee is responsible for overseeing our accounting and financial reporting policies and processes, disclosure controls and procedures, and internal controls over financial reporting, including:

•
discussing audited annual financial statements and quarterly financial statements with the Company and the independent auditors, as well as making a recommendation to the Board regarding the inclusion of same in the annual Form 10-K;

	•	reviewing with the independent auditors results of their annual audit of the Company’s financial statements and audit of internal control over financial reporting and the required communications under (i) Auditing Standards No. 1301 and (ii) Public Company Accounting Oversight Board rules regarding the independence of the independent auditors;
	•	reviewing with management and the independent auditors (i) all significant issues, deficiencies and material weaknesses in the design or operation of internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;
	•	reviewing with the independent auditors any audit problems or difficulties and the Company’s response;
	•	resolving any disagreements between management and the independent auditors regarding financial reporting;
	•	reviewing with management and the independent auditors (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, (ii) all critical accounting policies and practices and all significant financial reporting issues and judgments made in connection with the preparation of the financial statements, (iii) alternative treatments within generally accepted accounting principles that have been discussed with management, ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditors, (iv) the effect of regulatory and accounting initiatives, as well as any significant off-balance sheet structures on the Company’s financial statements, and (v) other material written communications between the independent auditors and management; and
	•	reviewing press releases, guidance, rating agency and investor presentations and other public disclosures of financial information, with particular attention to any use of “pro forma” or “adjusted” non-GAAP information.
COMPENSATION AND MANAGEMENT DEVELOPMENT: Keith E. Bass, Chair Dod A. Fraser Gregg A. Gonsalves Scott R. Jones V. Larkin Martin Ann C. Nelson No. of Meetings in 2023: 5	This committee is responsible for overseeing the compensation and benefits of employees and directors, including:
	•	evaluating management performance, succession and development matters;
	•	establishing executive compensation;
	•	reviewing the Compensation Discussion and Analysis included in the annual proxy statement;
	•	approving individual compensation actions for all senior executives other than our CEO;
	•	recommending compensation actions regarding our CEO for approval by our non-management directors; and
	•	reviewing and recommending to the Board the compensation of our non-management directors.
NOMINATING AND CORPORATE GOVERNANCE: Meridee A. Moore, Chair Scott R. Jones V. Larkin Martin Matthew J. Rivers Andrew G. Wiltshire No. of Meetings in 2023: 4	This committee is responsible for advising the Board with regard to board structure, composition and governance, including:
	•	establishing criteria for Board nominees and identifying qualified individuals for nomination to the Board;
	•	recommending the composition of Board committees;
	•	overseeing processes to evaluate Board and committee effectiveness;
	•	reviewing Environmental, Social and Governance ("ESG") risks significant to the Company and overseeing the responsibilities of the Board committees with respect to such risks;
	•	overseeing our corporate governance structure and practices, including our Corporate Governance Principles;
	•	reviewing and approving changes to the charters of the other Board committees; and
	•	reviewing, approving, and overseeing transactions between the Company and any related person.

2024 Proxy Statement	15

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
BOARD LEADERSHIP STRUCTURE
Our governing documents allow the roles of Chair of the Board and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Although our Board regularly considers and is open to different structures as circumstances may warrant, the Board believes that the current arrangement of separating the roles of Chair and CEO is in the best interest of the Company and its shareholders at this time because it provides the appropriate balance between strategy development and independent oversight of management.

Dod A. Fraser currently serves as the Chairman of the Board as a non-executive and independent director. Following the 2024 Annual Meeting, Scott R. Jones will be appointed Chairman of the Board as a non-executive and independent director provided he is elected to a new one-year term as a director. The responsibilities of the independent Chairman include, among other things:

•	Serving as the leader of the Board and overseeing and coordinating the work of the Board and its committees;
•	Serving as a liaison between the CEO, other members of senior management, the independent directors and the committee chairs;
•	Being available to serve as an advisor to the CEO;
•	Presiding at all meetings of the Board, including executive sessions of the independent directors;
•	Setting meeting agendas for the Board;
•	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•	Presiding at all meetings of the shareholders;
•	Recommending to the Board agendas for shareholder meetings and providing leadership to the Board on positions the Board should take on issues to come before shareholder meetings;
•
Participating in discussions with the Nominating Committee on matters related to Board and committee composition and with the Nominating Committee and the Compensation Committee on matters related to the hiring, evaluation, compensation and termination of, and succession planning for the CEO; and

•	Being available for consultation and direct communication with major shareholders or external groups.

16	Rayonier Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
OVERSIGHT OF RISK
The Board is actively involved in understanding and overseeing the steps taken by management to identify, evaluate, manage and mitigate the Company’s exposure to risks. The Board conducts its risk oversight function both through direct oversight of risks facing the Company and through the delegation of specific oversight functions to the committees of the Board. Each of the Board committees and our Enterprise Risk Management (“ERM”) Committee, which consists of senior executives that are annually appointed by the board, oversees and reviews areas of risk delegated to it by the board. The full Board oversees the Board committees and the risks delegated to such committees. The Board also receives regular reports from senior executives, employees of the Company and outside advisors regarding risks facing the Company. We believe that these governance practices, including the interaction of the various committees, facilitate effective Board oversight of our significant risks. The primary areas of risk oversight of each of our Board committees and the ERM Committee are as follows:

COMMITTEES	PRIMARY AREAS OF RISK OVERSIGHT
Audit Committee
The Audit Committee is responsible for risks associated with financial and accounting matters, specifically financial reporting, disclosure controls and procedures for environmental and sustainability initiatives, internal controls, disclosure, tax, legal and compliance risks. The Board has also given the Audit Committee primary responsibility for overseeing the Company’s ERM program and the ERM Committee. With this responsibility, the Audit Committee monitors the Company’s significant business risks, including financial, operational, privacy, cybersecurity, business continuity, legal, regulatory, and reputational exposures and reviews the steps management has taken to monitor and control these exposures.

Compensation Committee
The Compensation Committee is responsible for risks related to compensation policies and practices, including incentive-related risks, and oversees risks associated with talent management and succession planning. The Compensation Committee also oversees an annual risk assessment of the Company’s compensation policies and practices that is prepared by the ERM Committee.

Nominating Committee
The Nominating Committee is responsible for risks associated with corporate governance matters, related party transactions, Board effectiveness and organization, director independence and director succession planning. The Nominating Committee is also responsible for oversight of ESG risks significant to the Company, including climate related risks, as well as the responsibilities of the other Board committees with respect to such risks.

ERM Committee
The ERM Committee is responsible for identifying and assessing the material risks facing the Company and providing periodic reports regarding such risks to the Audit Committee for review and evaluation of risk identification and mitigation strategies. The ERM Committee also completes an annual risk assessment with regard to the Company’s overall compensation policies and practices, which is reviewed by the Compensation Committee.

2024 Proxy Statement	17

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
OVERSIGHT OF ENVIRONMENTAL, SOCIAL AND GOVERNANCE STRATEGY AND RISKS
Rayonier recognizes that operating responsibly—minimizing the environmental impact of our operations and respecting human rights by creating an environment of respect, integrity and fairness for our employees, contractors and customers wherever we do business—is fundamental to our long-term success. The Nominating Committee, through Board delegation, has the responsibility for oversight of ESG risks significant to the Company, including risks associated with the formulation of ESG strategies and goals, as well as governance policies related to ESG matters.
In 2023, the Nominating Committee continued its focus on ESG-related risks significant to the Company. Additionally, the Board reviewed and approved the Company’s Carbon Report and Sustainability Report, covering 2022 data. Within the Sustainability Report, Rayonier addresses key ESG factors that we believe are meaningful to our investors and other stakeholders and maps our disclosures to the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-Related Financial Disclosures (TCFD) reporting frameworks.
Rayonier remains committed to our ESG efforts, including increasing transparency on ESG matters that we believe are relevant to our business and that meet the overall needs of investors. Our ESG efforts continue to evolve, and Rayonier welcomes shareholder feedback. ESG-related matters monitored by the Board currently include:

■Environmental Sustainability and Climate. Our internal research team evaluates climate change at both a global and regional level in an effort to assess the potential long-term impacts on the health and productivity of our forests. In addition, as part of the process for establishing our long-term strategies, our senior leadership team and Board consider the potential risks associated with climate change and the actions we can take to mitigate these risks.
■Culture and Employee Engagement. Our Board views our culture as one of Rayonier’s most critical assets and regularly receives briefings from our Chief Executive Officer on initiatives to strengthen our company culture and encourage employee engagement. Our culture is centered on empowering individuals to behave like owners, working effectively as a team across functional and regional boundaries, prioritizing safety as a way of life, and listening to and respecting diverse points of view.
■Diversity and Inclusion. We are committed to creating a collaborative, inclusive and diverse environment within Rayonier, with our customers and among our contractors and suppliers. Our Board views this commitment as a business imperative and a competitive advantage. We promote diversity within our workforce and encourage the contribution of diverse suppliers. Gender and ethnic diversity have historically been a challenge for the forestry sector, which has motivated us to proactively engage in ways that we hope can have an impact on increasing diversity within the industry over time.
■Data Privacy and Cybersecurity. Protecting the privacy of our customers’ information and the security of our systems and networks is a key priority for Rayonier. Our Board is committed to maintaining strong and meaningful privacy and security protection for all of our stakeholders’ information. The Audit Committee has primary responsibility for overseeing our risk management program related to data privacy and security and cybersecurity.
■Political Activities. We adhere to high ethical standards when engaging in any political activities, including lobbying. In addition, any political activity is subject to robust internal controls which are overseen by the Audit Committee. All such uses of Rayonier funds, facilities or other assets are coordinated by the Vice President, Public Affairs with approval by the Chief Executive Officer.
■Anti-Corruption. We have an active anti-corruption program to comply with applicable anti-corruption rules, including the Foreign Corrupt Practices Act. As part of this program, the Audit Committee receives annual notification of our continued compliance.

18	Rayonier Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
OVERSIGHT OF EXECUTIVE SUCCESSION PLANNING
Our Board places significant focus on the recruitment, retention and development of key talent, including a comprehensive succession planning process. This process includes regularly scheduled formal succession planning discussions covering the CEO and other key leadership roles, along with periodic reviews of progress made on development plans for potential leadership successors. The process also provides the Board with regular exposure to senior executives and other high-potential leaders throughout the organization.

Our Board views succession planning for the CEO role as one of its most critical responsibilities. Accordingly, the Board has developed a systematic process to identify and develop potential internal candidates for the CEO role, ensuring an effective and smooth transition in leadership when necessary.

To this end, the appointment of Mr. McHugh as CEO effective April 1, 2024 was the culmination of a deliberate, multi-year succession planning process conducted with the assistance of a leading executive consulting firm. The process considered the merits of both internal and external prospective candidates based on a detailed and customized specification of the desired experience, skills and character traits for the CEO role at Rayonier. The process also identified key development areas for internal candidates and provided extensive resources to such candidates to enhance their long-term leadership capabilities.

Upon identification of Mr. McHugh as the likely successor to Mr. Nunes, the Board appointed Mr. McHugh to the role of President in January 2023, which allowed for a thoughtful transition of responsibilities over time and further provided some clarity to both internal and external stakeholders regarding the intended future leadership direction of the Company.

Overall, the Board was very pleased with the leadership transition process and considered it to be seamless and highly successful.

NON-MANAGEMENT DIRECTOR MEETINGS
Our non-management directors met separately in five (5) regularly scheduled meetings during 2023.
BOARD SELF-EVALUATION PROCESS
Pursuant to our Corporate Governance Principles, the Nominating Committee is responsible for establishing and overseeing a process for annual self-evaluation of the effective operation and performance of our Board and of each Board committee. We use a discussion-based process, with a questionnaire to facilitate discussion, in which each director discusses privately with our Corporate Secretary: Board and committee composition, including appropriateness and diversity of skills, background, experience and structure, Board training, additional presentations on various topics, refinements to meeting materials and presentation format, opportunities to improve Board and committee governance, performance and effectiveness, as well as any other topics or concerns the director may have. Additionally, the format and effectiveness of the evaluation process and whether to engage a third-party facilitator is also part of the review. Each director may also provide feedback directly to the Chair of the Nominating Committee as part of this process. The results of the discussions are aggregated by our Corporate Secretary then reported to the Board and committees utilizing a roundtable discussion format, and any necessary follow-up actions are developed. At the present time, our Board believes that the format of one-on-one private discussions with our Corporate Secretary is effective and elicits candid input and feedback.
DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS
Directors are encouraged, but not required, to attend the Annual Meeting of Shareholders. At the 2023 Annual Meeting, all directors were in attendance.

2024 Proxy Statement	19

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
COMMUNICATIONS WITH THE BOARD
Shareholders and other interested parties who would like to communicate their concerns to one or more members of the Board, a Board committee, the Chair or the independent non-management directors as a group may do so by writing to any such party or group at Rayonier, c/o Corporate Secretary, 1 Rayonier Way, Wildlight, Florida 32097. All concerns received will be appropriately forwarded and, if deemed appropriate by the Corporate Secretary, may be accompanied by a report summarizing such concerns.
DIRECTOR NOMINATION PROCESS
Potential director candidates may come to the attention of the Nominating Committee through current directors, management, shareholders and others. It is the policy of our Nominating Committee to consider director nominees submitted by shareholders based on the same criteria used in evaluating candidates for Board membership identified from any other source.
DIVERSITY
Our Nominating Committee utilizes a matrix to evaluate the specific personal and professional attributes of each director candidate versus those of the existing Board members to ensure diversity, breadth of experience and expertise among our directors. The Nominating Committee assesses such diversity through its annual assessment of Board structure and composition and its review of the annual Board and committee performance evaluations. Recent board refreshment efforts have been conducted by search firms with proven success in developing and presenting diverse slates of candidates that represent diversity in sex, race, ethnicity, national origin and other historically underrepresented groups on U.S. public company boards. These efforts resulted in four diverse candidates who accepted invitations to join the Board since May 2020, including two women, an individual of diverse national origin, and a racially diverse individual. The Board continues to evaluate opportunities to refresh or otherwise enhance its composition with diversity as a consideration.
RELATED PERSON TRANSACTIONS
Our Board has adopted a written policy designed to minimize potential conflicts of interest in connection with Company transactions with related persons. Our policy defines a “Related Person” to include any director, executive officer or person owning more than five percent of the Company’s stock or any of their immediate family members and any entity with which any of the foregoing persons are employed or affiliated. A “Related Person Transaction” is defined as a transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000 and a Related Person has or will have a direct or indirect material interest. For 2023, no Related Person Transactions were submitted to the Nominating Committee (the "Committee") for review, approval or ratification, and no transaction with any Related Person was identified.

STANDARD OF ETHICS AND CODE OF CORPORATE CONDUCT
The Company’s Standard of Ethics and Code of Corporate Conduct is available on the Company’s website (www.rayonier.com).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; PROCESSES AND PROCEDURES
Keith E. Bass, Dod A. Fraser, Gregg A. Gonsalves, Scott R. Jones, V. Larkin Martin, and Ann C. Nelson each served as members of our Compensation Committee during the fiscal year ended December 31, 2023. No member of the Compensation Committee served as one of our officers or employees at any time during 2023 or had any Related Person Transaction or relationship required to be disclosed in this Proxy Statement. None of our executive officers serve, or served during 2023, as a member of the board of directors and compensation committee of a public company with at least one of its executive officers serving on our Board or Compensation Committee.

20	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY
PROPOSAL NO. 2 — NON-BINDING ADVISORY VOTE ON “SAY-ON-PAY”
In accordance with the preference expressed by a majority of our shareholders at our 2023 Annual Meeting, we are providing shareholders with an annual advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis ("CD&A") beginning on page 22 and in the tables and other narrative disclosure in this Proxy Statement.
As described in detail in such disclosures, our executive compensation programs are designed to focus our senior leaders on the creation of long-term shareholder value. Our compensation programs provide a substantial majority of named executive officer compensation in the form of “at risk” performance-based incentives, consisting primarily of long-term stock-based awards. We believe this properly aligns the interests of our executives with those of our shareholders and with the long-term objectives of the Company.
This proposal provides shareholders with the opportunity to endorse or not endorse our compensation arrangements for our named executive officers through the following resolution:
“RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and related material).”
While this vote is not binding, the Board and our Compensation Committee value the opinions of our shareholders and will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

NAMED EXECUTIVE OFFICERS

Name	Title
David L. Nunes	Chief Executive Officer (1)
Mark D. McHugh	President and Chief Financial Officer (1)
Douglas M. Long	Executive Vice President and Chief Resource Officer
W. Rhett Rogers	Senior Vice President, Portfolio Management
Mark R. Bridwell	Senior Vice President, General Counsel and Corporate Secretary

(1)
The titles above are as of December 31, 2023. See "CEO and CFO Transitions" on page 23 for additional information regarding the transition and the related compensation arrangements effective April 1, 2024.

2024 Proxy Statement	21

PROPOSAL NO. 2 — SAY-ON-PAY

COMPENSATION DISCUSSION AND ANALYSIS
This CD&A provides information about our 2023 compensation programs for our named executive officers.

CD&A TABLE OF CONTENTS
EXECUTIVE SUMMARY	Page 23
○ Our Compensation Philosophy	Page 23
○ Say-on-Pay	Page 23
○ Compensation Policies and Governance Practices Summary	Page 23
○ CEO and CFO Transitions	Page 23
COMPONENTS OF EXECUTIVE COMPENSATION	Page 24
○ Base Salary	Page 25
○ Annual Bonus Program	Page 25
○ Long-Term Incentives	Page 27
OTHER COMPENSATION INFORMATION	Page 30
○ Executive Perquisites	Page 30
○ Retirement Benefits	Page 30
○ Post-Termination and Change in Control Benefits	Page 30
DECISION-MAKING PROCESS	Page 31
○ Role of the Compensation Committee, Management and Advisors	Page 31
○ Compensation Benchmarking	Page 32
○ Compensation Risk Assessment	Page 32
COMPENSATION POLICIES AND GOVERNANCE PRACTICES	Page 32
○ Stock Ownership Guidelines	Page 32
○ Prohibition on Hedging and Pledging Share Ownership	Page 32
○ Tax Considerations	Page 33
○ Clawback Policy	Page 33
REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE	Page 33

22	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY

EXECUTIVE SUMMARY

OUR COMPENSATION PHILOSOPHY. Our compensation philosophy emphasizes “pay for performance” programs designed to reward superior financial performance and sustained increases in the value of our shareholders’ investment in Rayonier, while recognizing the need to maintain competitive base pay, retirement, health care, severance and other fixed compensation programs. We seek to offer total compensation opportunities competitive with the markets in which we compete for talent, with an emphasis on long-term incentive compensation. When establishing an executive's target pay opportunity, our Compensation Committee considers market median statistics from survey benchmarks, as well as target pay levels for similarly situated executives at our direct timber REIT competitors, among other factors. By providing a substantial portion of our named executive officers’ total targeted compensation in the form of long-term incentive awards, we seek to drive sustainable increases in our market valuation and to outperform our peers on a relative total shareholder return basis while promoting equity ownership to further align the interests of our executives with our shareholders.
SAY-ON-PAY. The Compensation Committee carefully considers the results of our shareholders’ advisory “Say-on-Pay” vote. Last year, our shareholders expressed a high level of support for the compensation of our named executive officers, with 96.8% of the votes cast in favor of our compensation programs and practices.
COMPENSATION POLICIES AND GOVERNANCE PRACTICES SUMMARY.

	WHAT WE DO		WHAT WE DON’T DO
✓	Pay for performance with focus on long-term value creation	✗	No employment agreements
		✗	No single-trigger change in control provisions for equity awards
✓	Maintain robust share ownership requirements
		✗	No excise tax gross-ups
✓	Maintain a comprehensive clawback policy	✗	No hedging or pledging of Company stock
✓	Avoid compensation practices that encourage inappropriate risk	✗	No excessive executive perquisites
		✗	No repricing of underwater options
✓	Engage an independent compensation consultant and conduct an annual compensation review
✓	Maintain an independent Compensation Committee
✓	Cap performance share awards payable if total shareholder return for the period is negative

CEO AND CFO TRANSITIONS. On October 30, 2023, Mr. Nunes notified the Company that he would retire effective March 31, 2024. Mr. Nunes continued to serve as Chief Executive Officer and on the Board until March 31, 2024. Mr. Nunes further agreed, pursuant to a Transition Agreement dated October 30, 2023, to provide transitional support to the Company from April 1, 2024 to September 30, 2024 (the “Transition Period”). In exchange for such agreement and a customary release, Mr. Nunes will receive a base salary during the Transition Period at a rate equal to 50% of his salary rate in effect prior to the Transition Date, and will remain eligible for an annual bonus at the target bonus rate currently in effect, with such bonus rate applied to the actual base pay received in 2024. Effective April 1, 2024, Mr. Nunes was also granted a target long-term incentive award opportunity of $1,915,000. The long-term incentive award will be prorated upon his separation date (i.e., currently expected to be prorated at approximately 50% based on a September 30, 2024 separation date), and the shares that remain outstanding will continue to vest per the original terms of the award.
In connection with Mr. Nunes’ notification of his retirement, the Board appointed Mr. McHugh as President and Chief Executive Officer, effective April 1, 2024. Upon his transition to the new role, effective April 1, 2024, Mr. McHugh's annual base salary increased to $800,000, with a new target bonus percentage award of 125% of actual base pay received. Effective April 1, 2024, Mr. McHugh was also granted a target long-term incentive award opportunity of $2,830,000.
Effective April 1, 2024, the Board appointed April Tice, previously VP & Chief Accounting Officer, to the position of SVP and Chief Financial Officer. Upon her transition to the new role, Mrs. Tice's annual base salary increased to $425,000, with a new target bonus percentage award of 100% of actual base pay received. Also effective April 1, 2024, Mrs. Tice was granted a target long-term incentive award opportunity of $700,000.

2024 Proxy Statement	23

PROPOSAL NO. 2 — SAY-ON-PAY

COMPONENTS OF EXECUTIVE COMPENSATION

	TYPE	COMPONENT	DESCRIPTION	PURPOSE
◄ FIXED ►	Current Year Performance	BASE SALARY	•Fixed cash compensation that recognizes level of responsibilities, experience, expertise and individual performance •Evaluated against external market data annually	•Helps attract and retain talented executives
◄ VARIABLE ►		ANNUAL BONUS PROGRAM	•“At risk” performance-based cash compensation	•Rewards achievement of key annual financial metrics and strategic initiatives •ESG-related initiatives are incorporated into the strategic objective component of our program
	Long-Term Incentive	PERFORMANCE SHARES (50%)	•“At risk” equity-based stock compensation
•Encourages and rewards long-term performance
•Aligns management interests with those of our investors
•Promotes an ownership mentality that fosters the long-term perspective necessary for sustained success
•Promotes retention with multi-year vesting schedules

TIME-BASED RESTRICTED STOCK UNITS (50%)
•Ultimate value of these awards depends upon our performance in delivering value to shareholders both in absolute terms through restricted stock units and relative to our peers through performance shares

Consistent with our compensation philosophy, a substantial majority of senior executive compensation is in the form of variable “at risk” pay, aligning compensation with performance and shareholder value creation. For 2023, the portion of total target compensation (which is comprised of base salary, target annual bonus and target long-term incentive award) allocated to variable “at risk” compensation was 84.5% for our CEO and 72.3% on average for our other named executive officers.
2023 TARGET COMPENSATION MIX
We do not have specific pay ratios for our CEO as compared to our other senior executives, but the Compensation Committee does take into account internal pay equity factors to ensure that compensation differences within the Company are consistent with respect to different job levels and responsibilities. For example, the Compensation Committee believes that the CEO has substantially more responsibility and impact on shareholder value than any other named executive officer. Therefore, the Compensation Committee sets the CEO's total compensation at a level appreciably higher in relation to that of other named executive officers, but at a level the Compensation Committee believes is appropriate and reflective of market practice and with a greater portion of the total compensation contingent on our performance.

24	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY
BASE SALARY. Base salary is a fixed compensation component intended to compensate our executives based on experience, expertise and job responsibilities. Each year, the Compensation Committee reviews the base salary of our CEO and other executive officers, including all of our named executive officers. In making adjustments to base salary levels, the Compensation Committee considers a number of factors, including external market data, the approved annual salary budget, level of responsibilities, experience and breadth of knowledge, and individual performance. Base salaries for our named executive officers in 2023 were as follows:

Named Executive Officer	Base Salary (Effective 4/1/23)
David Nunes	$900,000
Mark McHugh	$570,000
Doug Long	$475,000
Rhett Rogers	$425,000
Mark Bridwell	$425,000

ANNUAL BONUS PROGRAM. Under the Rayonier Non-Equity Incentive Plan, we provide cash compensation in the form of an annual bonus incentive designed to reward executives based on the Company’s financial performance against key budgeted financial metrics and the attainment of identified strategic objectives. The annual bonus program provides for a target bonus award opportunity for each executive, expressed as a percentage of base salary. For 2023, the target bonus award opportunities for the named executive officers were as follows: Mr. Nunes, 150%; Messrs. McHugh and Long, 100%; Mr. Rogers, 70%; and Mr. Bridwell, 60%. Target bonus percentages remained consistent with 2022 percentages based on our annual compensation market review, which is discussed in the Compensation Benchmarking section.

Bonus Plan Metrics. Consistent with 2022, the financial performance objective under our annual bonus program for 2023 was Adjusted EBITDA. We consider Adjusted EBITDA to be the most meaningful measure of our periodic financial performance as well as a major driver of shareholder and enterprise value. The Compensation Committee believes that Adjusted EBITDA provides a strong measure of management performance with respect to our financial results, as it reflects the consolidated operational cash flow performance of our business excluding the impact of extraordinary items (both positive and negative). Additionally, since Adjusted EBITDA is a regularly reported financial metric, it provides greater transparency for our employees and shareholders. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating (income) expense, timber write-offs resulting from casualty events, and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It excludes specific items that management believes are not indicative of the Company's ongoing operating results.

Adjusted EBITDA performance against budget, weighted 70%, and performance against our annual Strategic Objectives and a Quality of Earnings Assessment, weighted 30%, were used to calculate the overall bonus pool. The bonus pool funding level is calculated using the table below, interpolating values between the threshold, target and maximum levels, with zero payout for performance below threshold:

	Threshold	Target	Maximum
Adjusted EBITDA Performance (70%)
Percentage of Budgeted Adjusted EBITDA Achieved	80% of Budget	Budget	110% of Budget
Bonus Pool Funding Level	35% of Target Awards	70% of Target Awards	105% of Target Awards
Strategic Objectives / Quality of Earnings Assessment (30%)
Bonus Pool Funding Level	0% of Target Awards	30% of Target Awards	45% of Target Awards
Total	35% of Target Awards	100% of Target Awards	150% of Target Awards
Under our bonus pool structure, individual awards can be adjusted up or down from the calculated payout level, not to exceed 200% of target awards, based on individual performance.

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Measuring 2023 Results. Performance results under our annual bonus program with respect to Adjusted EBITDA may be adjusted to take into account material unusual, nonrecurring and non-budgeted items impacting the bonus calculation. For 2023, no adjustments were made.

Payout at target award levels for 2023 required achievement of Adjusted EBITDA of $303.4 million, representing the annual budgeted amount approved by the Board in January 2023. Actual Adjusted EBITDA for 2023 was $296.5 million (or 97.7% of budgeted Adjusted EBITDA), resulting in funding for the financial performance component at 94.4% of target or 66% on a weighted basis.

Our 2023 strategic objectives included advancing opportunities within our Land Based Solutions business (including solar; carbon capture and storage; and voluntary carbon markets), evaluating opportunities to reduce carbon emissions, further improving ESG disclosures, assessing global wood flows, advancing our safety-centric culture and diversity and inclusion initiatives, enhancing our real estate development pipeline, and revisiting our corporate purpose, vision and strategy.

After assessing management’s performance for 2023 against the identified strategic objectives and completing a qualitative review of earnings, the Compensation Committee approved a payout of 40% for the strategic objectives and quality of earnings component of the bonus, bringing the overall funding to 106% of target awards.

In making this determination, the Compensation Committee was pleased with the execution of 2023 strategic initiatives, particularly with regards to advancing our understanding and strategy for various Land Based Solutions initiatives, and concluded that management had exceeded target performance. In addition, the Committee recognized the outstanding progress made this year on our objective to enhance our real estate development pipeline as well as significant progress on our ESG initiatives. The Committee was also pleased with progress made on other strategic initiatives, including gaining a deeper understanding of global wood flows, particularly with regard to China, as well as advancing our safety and diversity and inclusion initiatives. Lastly, the Committee acknowledged the strategic importance of the Initiatives to Enhance Shareholder Value that were announced in November. As a result of all these factors, the Committee awarded a strategic payout roughly 33% above target, with the corresponding total payout modestly above target.
Final 2023 Bonus Awards. The final annual bonuses earned by our named executive officers for 2023 were approved by the Compensation Committee and, for Mr. Nunes, by our independent directors, in February 2024 and appear in the Summary Compensation Table on page 34 under the heading “Non-Equity Incentive Plan Compensation.” As discussed above, the bonus pool funding for 2023 was 106% of target, and no adjustments were made to the earned bonuses for the named executive officers.

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LONG-TERM INCENTIVES. The Rayonier Incentive Stock Plan provides the Compensation Committee the flexibility to award long-term compensation incentives through a variety of equity-based awards. Long-term incentive awards allow us to offer a competitive overall compensation package and also provide share ownership opportunities for our executives to increase their proprietary interest in Rayonier and, as a result, their interest in our long-term success and commitment to creating shareholder value.
Long-Term Incentive Program Overview. For 2023, the Compensation Committee adopted a long-term incentive program that was consistent with our 2022 program. The Compensation Committee allocated target long-term incentive compensation for our named executive officers between performance shares (weighted 50%) and time-based restricted stock units (weighted 50%). The Compensation Committee believes the plan reinforces the long-term ownership culture that we seek to promote among our executives, provides a strong incentive to our executives to focus on the ongoing and sustainable creation of shareholder value, and provides a retention incentive for our executives. In setting the grant date value of target long-term incentives to be awarded to each named executive officer, the Compensation Committee considers external market pay data, performance and potential, as discussed under “Compensation Benchmarking” on page 32. Long-term incentive target award values for 2023 are reflected below:

Named Executive Officer	2023 Performance Shares Target Value (1)	2023 Restricted Stock Units Target Value (1)	Total Long-Term Incentive Target Value
David Nunes	$1,775,000	$1,775,000	$3,550,000
Mark McHugh	$650,000	$650,000	$1,300,000
Doug Long	$425,000	$425,000	$850,000
Rhett Rogers	$325,000	$325,000	$650,000
Mark Bridwell	$275,000	$275,000	$550,000

(1) These amounts reflect the approved target value of long-term incentive compensation granted to our named executive officers in 2023. The actual grant-date fair values of these grants, computed in accordance with FASB ASC Topic 718, are shown in the "Summary Compensation Table" on page 34 and the "Grants of Plan-Based Awards" table on page 36. Long-term incentive payouts in 2023, if any, are reflected in the “Option Exercises and Stock Vested” table on page 38.
Time-Based Restricted Stock Units. The time-based restricted stock unit awards vest 25% per year on the first, second, third and fourth anniversaries of the grant date. The vesting period is designed to align the interests of our senior leadership team with the interests of our shareholders by focusing on the long-term success of our company while also promoting retention and is aligned with market practice.
Performance Shares. The target award level is determined at the beginning of a 36-month performance period. Performance share awards were approved by the Compensation Committee (and, for the CEO, by our independent directors) in February 2023; the performance period began on April 1, 2023 and ends on March 31, 2026.
The payout, if any, will be based on the level of economic return we produce for our shareholders (measured based on Total Shareholder Return or “TSR”) relative to that produced by the 2023 Performance Share Peer Group, chosen by the Compensation Committee as those companies most likely to be considered “operational and/or capital markets competitors” to Rayonier.

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TSR is calculated for the performance period based upon the return on a hypothetical investment in Rayonier shares versus the return on an equal hypothetical investment in each of the peer companies, in all cases assuming reinvestment of dividends. Earned shares, if any, will be paid out in April 2026 after the end of the performance period on March 31, 2026, based on our relative TSR performance percentile ranking against the peer group, as follows:

Percentile Rank	Payout Level (Expressed As Percent of Target Award Shares)
75th and Above	175%
51st – 74th	100% (plus 3% for each incremental percentile position over the 50th Percentile)
50th	100%
26th – 49th	50% (plus 2% for each incremental percentile position over the 25th Percentile)
25th	50%
Below 25th	0%
The payout percentage is capped at 100% of target if Rayonier’s TSR for the performance period is negative. We also have a 400% total value cap on performance shares, which limits the overall value of shares that may be delivered to 4x the value on the grant date. Vice Presidents and above, including all of our named executive officers, are required to hold any shares earned for one year post vesting.
The 2023 Performance Share Peer Group includes the two other U.S.-based, publicly traded timber REITs plus the other companies comprising the FTSE NAREIT All Equity REIT Index. As the timber companies are considered our closest competitors, they are counted five times within the TSR performance calculation while the other REITs are each counted one time.

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PROPOSAL NO. 2 — SAY-ON-PAY

Performance Share Peer Group
PotlatchDeltic Corporation (5x)	Weyerhaeuser (5x)
Acadia Realty Trust	Diversified Healthcare Trust	Iron Mountain Incorporated	RPT Realty
Agree Realty Corporation	Douglas Emmett, Inc.	JBG SMITH Properties	Ryman Hospitality Properties, Inc.
Alexander & Baldwin, Inc.	Easterly Government Properties, Inc.	Kilroy Realty Corporation	Sabra Health Care REIT, Inc.
Alexander's, Inc.	EastGroup Properties, Inc.	Kimco Realty Corporation	Safehold Inc.
Alexandria Real Estate Equities, Inc.	Elme Communities	Kite Realty Group Trust	Saul Centers, Inc.
Alpine Income Property Trust, Inc.	Empire State Realty Trust, Inc.	Lamar Advertising Company	SBA Communications Corporation
American Assets Trust, Inc.	EPR Properties	Life Storage, Inc.	Service Properties Trust
American Homes 4 Rent	Equinix, Inc.	LTC Properties, Inc.	Simon Property Group, Inc.
American Tower Corporation	Equity LifeStyle Properties, Inc.	LXP Industrial Trust	SITE Centers Corp.
Americold Realty Trust, Inc.	Equity Residential	Medical Properties Trust, Inc.	SL Green Realty Corp.
Apartment Income REIT Corp.	Essential Properties Realty Trust, Inc.	Mid-America Apartment Communities, Inc.	Spirit Realty Capital, Inc.
Apartment Investment and Management Co.	Essex Property Trust, Inc.	National Health Investors, Inc.	STAG Industrial, Inc.
Apple Hospitality REIT, Inc.	Extra Space Storage Inc.	National Retail Properties, Inc.	Summit Hotel Properties, Inc.
Armada Hoffler Properties, Inc.	Farmland Partners Inc.	National Storage Affiliates Trust	Sun Communities, Inc.
Ashford Hospitality Trust, Inc.	Federal Realty Investment Trust	NETSTREIT Corp.	Sunstone Hotel Investors, Inc.
AvalonBay Communities, Inc.	First Industrial Realty Trust, Inc.	NexPoint Residential Trust, Inc.	Tanger Factory Outlet Centers, Inc.
Boston Properties, Inc.	Four Corners Property Trust, Inc.	Office Properties Income Trust	Terreno Realty Corporation
Braemar Hotels & Resorts Inc.	Franklin Street Properties Corp.	Omega Healthcare Investors, Inc.	The Macerich Company
Brandywine Realty Trust	Gaming and Leisure Properties, Inc.	One Liberty Properties, Inc.	The Necessity Retail REIT, Inc.
Brixmor Property Group Inc.	Getty Realty Corp.	Orion Office REIT Inc.	UDR, Inc.
Broadstone Net Lease, Inc.	Gladstone Commercial Corporation	Outfront Media Inc.	UMH Properties, Inc.
BRT Apartments Corp.	Gladstone Land Corporation	Paramount Group, Inc.	Uniti Group Inc.
Camden Property Trust	Global Medical REIT Inc.	Park Hotels & Resorts Inc.	Universal Health Realty Income Trust
CareTrust REIT, Inc.	Global Net Lease, Inc.	Pebblebrook Hotel Trust	Urban Edge Properties
CBL & Associates Properties, Inc.	Healthcare Realty Trust Incorporated	Phillips Edison & Company, Inc.	Urstadt Biddle Properties Inc.
Centerspace	Healthpeak Properties, Inc.	Physicians Realty Trust	Ventas, Inc.
Chatham Lodging Trust	Hersha Hospitality Trust	Piedmont Office Realty Trust, Inc.	Veris Residential, Inc.
City Office REIT, Inc.	Highwoods Properties, Inc.	Plymouth Industrial REIT, Inc.	VICI Properties Inc.
Community Healthcare Trust Inc.	Host Hotels & Resorts, Inc.	Postal Realty Trust, Inc.	Vornado Realty Trust
Corporate Office Properties Trust	Hudson Pacific Properties, Inc.	Prologis, Inc.	W. P. Carey Inc.
Cousins Properties Incorporated	Independence Realty Trust, Inc.	Public Storage	Welltower Inc.
Crown Castle Inc.	INDUS Realty Trust, Inc.	Realty Income Corporation	Whitestone REIT
CTO Realty Growth, Inc.	Industrial Logistics Properties Trust	Regency Centers Corporation	Xenia Hotels & Resorts, Inc.
CubeSmart	Innovative Industrial Properties, Inc.	Retail Opportunity Investments Corp.
DiamondRock Hospitality Company	InvenTrust Properties Corp.	Rexford Industrial Realty, Inc.
Digital Realty Trust, Inc.	Invitation Homes Inc.	RLJ Lodging Trust

See Option Exercises and Stock Vested section for information regarding our TSR performance achievement and the resulting payout under our 2020 Performance Share Award program covering the 36-month performance period ending March 31, 2023.

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OTHER COMPENSATION INFORMATION
EXECUTIVE PERQUISITES. In addition to benefits that are available broadly to our employees, Rayonier executive officers are eligible to participate in the Executive Physical Program. Each executive-level employee of the Company is encouraged to have a physical examination every year. The Company does not offer any other executive perquisites.
RETIREMENT BENEFITS. We maintain the following plans and programs to provide retirement benefits to salaried employees, including the named executive officers, to the extent such employees are eligible participants under the plan terms:

•	the Rayonier Investment and Savings Plan for Salaried Employees (our 401(k) plan);
•	the Rayonier Inc. Supplemental Savings Plan;
•	the Retirement Plan for Salaried Employees of Rayonier;
•	the Rayonier Excess Benefit Plan; and
•	the Rayonier Salaried Retiree Medical Plan.
The benefits available under the plans listed above are intended to provide income replacement after retirement, primarily through distributions from a 401(k) or other deferred compensation plan. We place great value on the long-term commitment that many of our employees and named executive officers have made to us and wish to incentivize them to remain with the Company with a focus on building sustainable value over the long term. Therefore, the Company has determined that it is appropriate to provide employees with competitive retirement benefits as part of their overall compensation package.
Our defined contribution retirement plans are designed to encourage employees to take an active role in planning, saving and investing for retirement. As a supplement to our 401(k) plan, the Supplemental Savings Plan is designed to provide eligible employees and executives with a convenient and efficient opportunity to save for retirement while deferring applicable income taxes until withdrawal. For a detailed description of the Supplemental Savings Plan, see the discussion following the “Nonqualified Deferred Compensation” table on page 40.
Our defined benefit pension plans, the Retirement Plan for Salaried Employees of Rayonier and the Rayonier Excess Benefit Plan, were closed to new employees on January 1, 2006. On December 31, 2016, benefits under our defined benefit pension plans were frozen for all participants. No additional benefits will be accrued under these plans. On February 28, 2023, we determined to terminate the defined benefit pension plans. The termination process is expected to be completed by the end of 2024. Of our named executive officers, Messrs. Long and Rogers are the only named executive officers who are participants in these plans. Our other named executive officers were hired after January 1, 2006 and were ineligible to participate. For detailed descriptions of our Retirement Plan for Salaried Employees and the Rayonier Excess Benefit Plan, see the discussion following the “Pension Benefits” table on page 39.
For those eligible participants who were employed prior to the January 1, 2006 closure to new participants, the Rayonier Salaried Retiree Medical Plan provides salaried employees eligible for retirement with access to a Company-sponsored healthcare plan funded entirely by the plan participants. This benefit is extended on an equivalent basis to all eligible retirees who are plan participants.
The Compensation Committee reviews these retirement benefits programs periodically to evaluate their continued competitiveness.
POST-TERMINATION AND CHANGE IN CONTROL BENEFITS.
Severance Pay Plan. The Severance Pay Plan for Salaried Employees provides severance benefits to all salaried employees of Rayonier, including the named executive officers, in the event their employment is terminated (other than “for cause” and other non-qualifying terminations defined in the plan). Upon execution of a satisfactory separation agreement, the severance benefit available to our named executive officers ranges from 20 weeks to 26 weeks of base salary, plus an additional week of base salary for each year of service over one year.
Executive Severance Pay Plan. The Compensation Committee recognizes that, as with all publicly traded corporations, there exists the possibility of a change in control of Rayonier and that the uncertainty created by that possibility could result in the loss or distraction of senior executives to the detriment of Rayonier and our shareholders. The Executive Severance Pay Plan, referred to in this discussion as the “Executive Plan,” reflects the Compensation Committee’s view

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that it is critical to encourage executive retention and that the continued attention and dedication of our senior executives should be fostered, notwithstanding the possibility, threat, rumor or occurrence of a change in control of Rayonier. In addition, the Executive Plan is intended to align executive and shareholder interests by enabling executives to consider corporate transactions that may be in the best interests of our shareholders and other constituents without undue financial concern over whether the transaction would jeopardize the executives’ own employment.

The Executive Plan achieves these objectives by providing benefits to eligible executives designated by the Compensation Committee, which currently include all of our named executive officers, in the event of a change in control of the Company. Any benefits payable require a “double-trigger,” meaning in addition to a change in control, the executive must be involuntarily terminated (other than for cause) or resign for “good reason” before any payments or benefits are triggered. If the executive is involuntarily terminated (other than for cause) or resigns for good reason within 24 months of the change in control, he or she will be entitled to enhanced severance benefits, which depend on the executive’s status as a Tier I, Tier II or Tier III executive. The Executive Plan has no excise tax gross-up provision. The Executive Plan includes a best net benefit provision, which provides eligible executives with the greater of (1) the full benefit, with the executive personally responsible for paying the excise tax, or (2) a capped benefit, with the amount reduced just below the threshold for triggering the excise tax. The Compensation Committee reviews the Executive Plan annually and retains the discretion to terminate the Executive Plan or to include or exclude any executive, including any named executive officer, at any time prior to a change in control. As of December 31, 2023, Messrs. Nunes, McHugh and Long are included as Tier I executives, and Messrs. Rogers and Bridwell are included as Tier II executives.
The potential payments under the Executive Plan are calculated in the “Potential Payments upon Termination or Change in Control” table on page 41.
DECISION-MAKING PROCESS

ROLE OF THE COMPENSATION COMMITTEE, MANAGEMENT AND ADVISORS. The Compensation Committee has responsibility for establishing our compensation philosophy and for monitoring our adherence to it. The Compensation Committee reviews and approves compensation levels for all executive officers as well as all compensation, retirement, perquisite and benefit programs applicable to such officers. In addition to the Clawback Policy discussed in this report, the Compensation Committee also has discretion to adjust short and long-term incentive awards as it deems appropriate. The Compensation Committee establishes annual performance objectives for the CEO; evaluates accomplishments and performance against those objectives; and, based on such evaluation, makes recommendations regarding compensation for approval by the independent members of our Board. All of these functions are set forth in the Compensation Committee’s Charter, which is available on our website (www.rayonier.com) located under the Corporate Governance tab on our Investor Relations page and is reviewed annually by the Compensation Committee.
The Compensation Committee’s work is accomplished through a series of meetings throughout the year to ensure that all major elements of compensation are appropriately considered and that compensation and benefit programs are properly designed, implemented and monitored. Special meetings are held as needed to address matters outside the regular compensation cycle. Working with the Compensation Committee Chair, our Senior Vice President, Human Resources and Information Technology prepares an agenda and supporting materials for each meeting. Our Senior Vice President, Human Resources and Information Technology, and our Senior Vice President, General Counsel and Corporate Secretary, along with our Chief Executive Officer, generally attend Compensation Committee meetings by invitation, but are excused for executive sessions. The Compensation Committee invites other members of management to attend meetings as it deems necessary to cover issues within their specific areas of expertise or responsibility.
The Compensation Committee also seeks advice and assistance from compensation consultants and outside counsel. The Compensation Committee has engaged a compensation consulting firm, FW Cook, to provide advice, relevant market data and best practices to consider when making compensation decisions, including decisions involving the CEO and the programs generally applicable to senior executives. FW Cook does not provide any services other than consulting services related to executive and Board compensation. The Compensation Committee has assessed the independence of our compensation consultant against the specific criteria under applicable SEC and NYSE rules and determined that no conflict of interest is or was raised by their work for the Compensation Committee.

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COMPENSATION BENCHMARKING. In an effort to provide a competitive compensation package and to attract, motivate and retain a talented management team, the Compensation Committee studies market norms among our industry peers and references broad-based general industry and REIT compensation surveys for comparably sized companies. The Compensation Committee also considers the expertise and experience level of a given executive as well as individual, Company and market factors.

In setting 2023 compensation levels for senior executives, including each of the named executive officers, the Compensation Committee referenced median compensation levels at comparably sized general industry and real estate investment trusts (REITs) using two survey sources: (1) the WTW CDB Executive Compensation Survey for companies with revenues of $1 billion to $3 billion and (2) the NAREIT Compensation Survey for companies with total capitalization between $5 billion and $10 billion. Because our market capitalization relative to our revenue base is significantly larger than many general industry companies in the WTW survey, the selection of a peer group based solely on revenue tends to create a negative bias in compensation benchmarks relative to the selection of a peer group based solely on market capitalization. To account for this bias, FW Cook calculated the median revenue-to-total-capitalization ratio for the companies in the S&P 400 Midcap Index (~0.4x times) and applied that ratio to our total capitalization to derive an adjusted revenue scope for the WTW survey, which fell within the $1 billion to $3 billion revenue range in the survey. Market ranges are developed around the competitive median values as follows, allowing for differentiation based on factors such as performance and experience: (1) base salary +/-10%, (2) target total annual cash of +/-15%, and (3) target total direct compensation of +/-20%. The Compensation Committee also reviewed compensation practices of our industry peer companies, PotlatchDeltic Corporation and Weyerhaeuser, taking into account their relative size differences.
For 2023, target total direct compensation levels (consisting of base salary, target annual bonus and target long-term incentive award) for our named executive officers on average fell within the median range of the compensation surveys discussed above.
COMPENSATION RISK ASSESSMENT. The Compensation Committee performed the annual assessment of our incentive compensation programs to determine whether the risks arising from these programs were reasonably likely to have a material adverse effect on Rayonier. The assessment reviewed the material elements of our incentive compensation programs and concluded that these programs do not create risk that is reasonably likely to have a material adverse effect on Rayonier.
COMPENSATION POLICIES AND GOVERNANCE PRACTICES
STOCK OWNERSHIP GUIDELINES. We believe that share ownership requirements help to further focus the senior leadership team on the long-term success of our businesses and the interests of our shareholders. All executive officers at the Vice President level and above are required to acquire and hold, within five years after taking such position, Rayonier shares with a value equal to a designated multiple, as reflected below, of the average of their base salary for the prior three years:

Position	Ownership Requirement
Chief Executive Officer	8x
President	6x
Executive Vice Presidents & Chief Financial Officer	4x
Senior Vice Presidents	3x
Vice Presidents	2x
We also require that each independent director, within four years of joining our Board, maintain a minimum ownership interest in Rayonier at a level equal to four times the director’s annual equity retainer. Prior to satisfying his or her ownership requirement, a director or executive is prohibited from selling any Rayonier shares other than shares withheld or sold to satisfy taxes in connection with a performance share payout, restricted stock/unit vesting or stock option exercise. Note that unvested and unearned performance share awards or unexercised stock options do not count towards the ownership requirements. All of our directors and executive officers have met or are on track to meet their ownership requirements within the required period.
PROHIBITION ON HEDGING AND PLEDGING SHARE OWNERSHIP. Our executive officers and directors are not permitted to hedge their economic exposure to our common shares, to hold their ownership interests in our common shares in a margin account or to otherwise pledge their common shares as collateral for a loan. A more detailed description of our prohibition on hedging and pledging is included in the “Share Ownership of Directors and Executive Officers” section on page 50 and is incorporated in this CD&A by reference.

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TAX CONSIDERATIONS. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) precludes a public corporation from taking a deduction for compensation in excess of $1 million for certain of our named executive officers. In reviewing and establishing our compensation program and payments, the Compensation Committee considers the anticipated tax treatment to Rayonier and the named executive officers. However, deductibility of compensation is only one factor that the Compensation Committee takes into account in setting executive compensation, and the Compensation Committee retains the flexibility to award compensation that is not deductible in its discretion.

CLAWBACK POLICY. In 2023, we adopted a Financial Restatement Clawback Policy in accordance with NYSE listing standards. This policy requires Section 16 officers, current and former, to repay or return certain excess incentive compensation in the event of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. Excess incentive compensation is generally defined as incentive compensation received during the three years preceding the financial restatement that exceeds the amount of incentive compensation that otherwise would have been received had it been determined based on the restated amounts. Any recoupment of compensation under this policy is made without regard to misconduct and the Compensation Committee has no discretion with respect to the decision to clawback, subject to very limited exceptions.
We also have a Detrimental Conduct clawback policy that applies to a broader group of executives, typically those at the director level and above. The Detrimental Conduct policy provides the Compensation Committee discretion to recover incentive awards that were paid or remain outstanding during the 36 months prior to the detrimental conduct in question. Under this policy, detrimental conduct includes failure to comply with material policies of the Company, committing an illegal act in connection with the performance of a covered employee's duties or taking any action or failing to take action which puts the Company at material risk.
REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board that the CD&A be included in this Proxy Statement, which is incorporated by reference into the Company’s 2023 Annual Report on Form 10-K filed with the SEC.
The Compensation and Management Development Committee:

Keith E. Bass, Chair	Dod A. Fraser
Scott R. Jones	V. Larkin Martin
Ann C. Nelson	Gregg A. Gonsalves

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SUMMARY COMPENSATION TABLE
This table discloses compensation for 2023, 2022 and 2021 for Rayonier’s Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1) (2)	Option Awards	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value & Non-qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
David Nunes	2023	$900,000	—	$3,786,040	—	$1,431,000	—	$168,676	$6,285,716
Chief Executive	2022	$887,500	—	$3,337,902	—	$1,352,551	—	$173,288	$5,751,241
Officer	2021	$843,750	—	$2,735,312	—	$1,582,032	—	$155,387	$5,316,481
Mark McHugh	2023	$565,000	—	$1,386,461	—	$598,901	—	$70,947	$2,621,309
President & Chief	2022	$543,750	—	$1,251,702	—	$552,451	—	$68,488	$2,416,391
Financial Officer	2021	$521,250	—	$980,582	—	$664,594	—	$60,101	$2,226,527
Doug Long	2023	$471,250	—	$906,559	—	$499,526	$306,656	$57,138	$2,241,129
EVP & Chief	2022	$453,750	—	$730,152	—	$461,011	—	$59,041	$1,703,954
Resource Officer	2021	$431,250	—	$567,713	—	$549,844	—	$58,319	$1,607,126
Rhett Rogers	2023	$421,250	—	$693,231	—	$312,568	$66,660	$44,998	$1,538,707
SVP, Portfolio	2022	$405,000	—	$521,550	—	$288,036	—	$39,823	$1,254,409
Management	2021	$386,250	—	$412,869	—	$318,657	—	$40,806	$1,158,582
Mark Bridwell	2023	$421,250	—	$586,601	—	$267,915	—	$46,701	$1,322,467
SVP, General	2022	$405,000	—	$469,377	—	$246,888	—	$49,030	$1,170,295
Counsel & Corp	2021	$386,250	—	$387,074	—	$318,657	—	$45,159	$1,137,140
Secretary

(1)	Represents the aggregate grant date fair value for performance share and restricted stock unit awards, computed in accordance with FASB ASC Topic 718 granted in 2023, 2022 and 2021. For 2023, the Stock Awards column includes the grant date fair value of performance shares at target and restricted stock unit awards as follows:

	Performance Shares	Restricted Stock Units
Mr. Nunes	$2,011,056	$1,774,984
Mr. McHugh	$736,456	$650,005
Mr. Long	$481,543	$425,016
Mr. Rogers	$368,228	$325,003
Mr. Bridwell	$311,589	$275,012

Performance share payouts are based on market conditions, and as such, the awards are valued using a Monte Carlo simulation model. A discussion of the assumptions used in calculating these values may be found in the “Incentive Stock Plans” section included in the notes to our financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2023, 2022 and 2021.
(2)	For 2023, the following amounts reflect the grant date fair value of the performance share awards, assuming that the highest level of performance is achieved under the 2023 Performance Share Award Program: Mr. Nunes, $3,106,221; Mr. McHugh, $1,137,509; Mr. Long, $743,778; Mr. Rogers, $568,755; and Mr. Bridwell, $481,272.
(3)	Represents awards under the 2023, 2022 and 2021 bonus programs discussed in the CD&A beginning on page 22.
(4)
For Messrs. Long and Rogers, these amounts represent the annual change in actuarial present value of the participant’s pension benefit under the Company’s retirement plans. In October 2023, Mr. Long began receiving monthly pension payments which totaled $16,486 for 2023. A discussion on this may be found in "Pension Benefits" on page 39. For 2022 and 2021, Messrs. Long and Rogers' aggregate change in pension value was negative. In accordance with SEC rules, the value shown in the table for 2022 and 2021 is zero. The actual change in pension value from December 31, 2021 to December 31, 2022 for Mr. Long was $(455,606) and for Mr. Rogers was $(209,175). The actual change in pension value from December 31, 2020 to December 31, 2021 for Mr. Long was $(191,084) and for Mr. Rogers was $(85,787).

34	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY

(5)	For each year presented, these amounts include Company contributions to the Rayonier Investment and Savings Plan for Salaried Employees, our 401(k) Plan; Company contributions to the Rayonier Excess Savings and Deferred Compensation Plan; interest paid on dividend equivalents; and the costs of executive physical examinations. The amounts reflect 401(k) Plan Company contributions as follows: for 2023: Messrs. Nunes, McHugh, Long, Rogers and Bridwell: $21,780; for 2022: Messrs. Nunes, McHugh, Long, Rogers and Bridwell: $20,130; for 2021: Messrs. Nunes, McHugh, Long, Rogers and Bridwell: $19,140; The amounts reflect Excess Savings Company contributions as follows: for 2023: Mr. Nunes, $126,888, Mr. McHugh, $42,284, Mr. Long, $31,451, Mr. Rogers, $19,848, Mr. Bridwell, $22,317; for 2022: Mr. Nunes, $142,859, Mr. McHugh, $44,845, Mr. Long, $36,210, Mr. Rogers, $18,471, and Mr. Bridwell, $27,631; for 2021: Mr. Nunes, $132,869, Mr. McHugh, $39,985, Mr. Long, $38,616, Mr. Rogers, $21,441, and Mr. Bridwell, $25,531. The amount reflects interest paid on dividend equivalents associated with performance shares as follows: for 2023: Mr. Nunes, $18,603, Mr. McHugh, $6,883, Mr. Long $3,907, Mr. Rogers, $2,604 and Mr. Bridwell, $2,604; for 2022: Mr. Nunes, $9,757, Mr. McHugh, $3,513, Mr. Long, $1,951, Mr. Rogers, $1,171, and Mr. Bridwell, $1,268; for 2021: Mr. Nunes, $3,378, Mr. McHugh, $976, Mr. Long, $563, Mr. Rogers, $225, and Mr. Bridwell, $488. All amounts reflect actual expenses incurred and paid by the Company in providing these benefits.
CEO PAY RATIO
As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of David Nunes, our Chief Executive Officer (our “CEO”). For fiscal 2023:

•	The median of the annual total compensation of all employees of our Company (other than our CEO) was $141,306; and
•	The annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $6,285,716.
Based on this information, for 2023, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 44 to 1.
We last identified our median employee in 2021. In accordance with SEC rules which permit companies to use the same median employee for up to three consecutive years, we are using the same median employee this year because there has been no change in our employee population or employee compensation arrangements that would significantly impact the pay ratio disclosure.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we used the following methodology and material assumptions, adjustments and estimates:

•	We determined that, as of December 31, 2020, our employee population consisted of 413 employees, with 76% of these individuals located in the United States and 24% located in New Zealand. This population consisted of our full-time and part-time employees. We selected December 31, 2020 as the date upon which we would identify the “median employee”.
•	To identify the median employee from our employee population, we compared the amount of salary paid in 2020, the annual cash incentive compensation awarded for 2020, and the grant date value of equity awards granted in 2020 for each employee. In making this determination, we annualized the compensation of one part-time and 77 full-time employees who were hired in 2020 but did not work for us for the entire fiscal year. We did not make any cost-of-living adjustments in identifying the median employee.
•	Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K using the same calculation for annual total compensation as is used for the Summary Compensation Table.
•	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of Summary Compensation Table above.

2024 Proxy Statement	35

PROPOSAL NO. 2 — SAY-ON-PAY
GRANTS OF PLAN-BASED AWARDS
This table discloses potential payouts under the Rayonier Non-Equity Incentive Plan and the 2023 Performance Share Award Program along with 2023 restricted stock unit awards for our named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards (4)
Name	Grant Date	Approval Date	Thres- hold	Target	Maxi- mum	Thres- hold (#)	Target (#)	Maxi- mum (#)
David Nunes	—	—	$472,500	$1,350,000	$2,025,000
	4/3/2023	2/17/2023				26,772	53,544	93,702		$2,011,056
	4/3/2023	2/17/2023							53,544	$1,774,984
Mark McHugh	—	—	$197,750	$565,000	$847,500
	4/3/2023	2/17/2023				9,804	19,608	34,314		$736,456
	4/3/2023	2/17/2023							19,608	$650,005
Doug Long	—	—	$164,938	$471,250	$706,875
	4/3/2023	2/17/2023				6,411	12,821	22,437		$481,543
	4/3/2023	2/17/2023							12,821	$425,016
Rhett Rogers	—	—	$103,206	$294,875	$442,312
	4/3/2023	2/17/2023				4,902	9,804	17,157		$368,228
	4/3/2023	2/17/2023							9,804	$325,003
Mark Bridwell	—	—	$88,462	$252,750	$379,125
	4/3/2023	2/17/2023				4,148	8,296	14,518		$311,589
	4/3/2023	2/17/2023							8,296	$275,012

(1)
Reflects potential awards under the Rayonier Non-Equity Incentive Plan. Awards can range from 0% to 150% of the target award. Where performance achievement is below threshold on all metrics under the program, the participant will earn zero payout. See the “Annual Bonus Program” section of the CD&A beginning on page 25. The actual amount earned by each named executive officer for 2023 is reflected in the Summary Compensation Table on page 34 under the “Non-Equity Incentive Plan Compensation” column.

(2)
Reflects potential awards, in number of shares, under the 2023 Performance Share Award Program. Awards can range from 50% to 175% of the target award. Where performance achievement is below threshold, no performance shares will be earned. Please refer to the “Performance Shares” section of the CD&A beginning on page 27.

(3)
Reflects awards of time-based restricted stock units, in number of shares, granted as part of our 2023 long-term incentive program. Please refer to the "Time-Based Restricted Stock Units" section of the CD&A beginning on page 27.

(4)	Reflects the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. Values for equity incentive plan awards subject to market conditions are valued using a Monte Carlo simulation model.

36	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
This table discloses outstanding stock option, performance share and restricted stock/unit awards for the named executive officers as of December 31, 2023.

		Option Awards				Stock Awards
								Equity Incentive Plan Awards
Name	Grant Date	Number of Securities Underlying Unexer- cised Options (#) Exercisable	Number of Securities Underlying Unexer- cised Options (#) Unexer- cisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Number of Unearned Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units That Have Not Vested (3)
David Nunes	4/3/2023					53,544(A)	$1,788,905	53,544	$1,788,905
	4/1/2022					28,695(B)	$958,700	38,259	$1,278,233
	4/1/2021					19,723(C)	$658,945	69,031	$2,306,309
	4/1/2020					30,345(D)	$1,013,826
	4/1/2019					10,502(E)	$350,872
Mark McHugh	4/3/2023					19,608(A)	$655,103	19,608	$655,103
	4/1/2022					10,761(B)	$359,525	14,347	$479,333
	4/1/2021					7,071(C)	$236,242	24,747	$826,789
	4/1/2020					11,228(D)	$375,127
	4/1/2019					3,781(E)	$126,323
Doug Long	4/3/2023					12,821(A)	$428,350	12,821	$428,350
	4/1/2022					6,277(B)	$209,715	8,369	$279,608
	4/1/2021					4,094(C)	$136,781	14,327	$478,673
	4/1/2020					6,372(D)	$212,889
	4/1/2019					2,101(E)	$70,194
Rhett Rogers	4/3/2023					9,804(A)	$327,552	9,804	$327,552
	4/1/2022					4,484(B)	$149,810	5,978	$199,725
	4/1/2021					2,977(C)	$99,462	10,420	$348,116
	4/1/2020					4,248(D)	$141,926
	4/1/2019					1,261(E)	$42,130
	1/2/2014	1,664		$31.28	1/2/2024
Mark Bridwell	4/3/2023					8,296(A)	$277,169	8,296	$277,169
	4/1/2022					4,035(B)	$134,809	5,380	$179,746
	4/1/2021					2,791(C)	$93,247	9,769	$326,366
	4/1/2020					4,248(D)	$141,926
	4/1/2019					1,366(E)	$45,638

(1)	(A) Amounts reflect time-based restricted stock units granted as part of our 2023 long-term incentive program on April 3, 2023, which vest 25% per year over four years.
(B) Amounts reflect time-based restricted stock units granted as part of our 2022 long-term incentive program on April 1, 2022, which vest 25% per year over four years.
(C) Amounts reflect time-based restricted stock units granted as part of our 2021 long-term incentive program on April 1, 2021, which vest 25% per year over four years.
(D) Amounts reflect time-based restricted stock units granted as part of our 2020 long-term incentive program on April 1, 2020, which vest in equal one-third increments on the third, fourth, and fifth anniversaries of the grant date.
(E) Amounts reflect time-based restricted stock units granted as part of our 2019 long-term incentive program on April 1, 2019, which vest in equal one-third increments on the third, fourth, and fifth anniversaries of the grant date.

2024 Proxy Statement	37

PROPOSAL NO. 2 — SAY-ON-PAY

(2)
Represents awards under the Performance Share Award Program for 2021, 2022 and 2023, each with a 36-month performance period commencing on April 1 and ending on March 31 of the applicable years. Awards for the relevant performance share program period are immediately vested following the performance period upon the Compensation Committee’s certification of performance results and the amount earned, but commencing with the 2021 awards, earned shares are subject to a one-year post-vesting holding period. Under the Performance Share Award Program, the actual award value for 2023, 2022 and 2021 can range from 50% to 175% of target. No shares will be earned under these awards if performance achievement is below threshold with respect to the applicable program. See the “Performance Shares” section of the CD&A beginning on page 27. The number of shares reported for the 2023 and 2022 Performance Share Award Program reflects the target payout level of 100%, and for 2021 Performance Share Award Program reflects the maximum payout level of 175%, based on performance during the performance periods through December 31, 2023. The actual number of shares earned under each Performance Share Award Program will be determined following the completion of the applicable performance period based on our relative TSR performance.

(3)	Value based on the December 31, 2023 closing share price of $33.41.
OPTION EXERCISES AND STOCK VESTED
The following table sets forth the activity for stock option exercises and vesting of stock awards during the year ended December 31, 2023 for each named executive officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)
David Nunes	—	—	126,802	$4,145,204
Mark McHugh	—	—	46,221	$1,510,585
Doug Long	—	—	26,303	$859,669
Rhett Rogers	—	—	17,331	$566,317
Mark Bridwell	—	—	17,697	$578,491

(1)	The amounts shown represent the value realized by our named executive officers upon vesting of restricted stock and restricted stock units, along with payouts under the 2020 Performance Share Award Program. Performance shares under our 2020 Performance Share Award Program paid out at 110.2% based on our TSR for the three year period (4/1/2020 - 3/31/2023) of 60.54% which placed us at the 53.1% percentile among our peer group. The amounts shown are calculated using the closing market price of our common shares on the vesting date and do not take into account tax obligations that arise upon vesting.

38	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY
PENSION BENEFITS
The following table illustrates the present value of accumulated benefits payable under the Retirement Plan for Salaried Employees of Rayonier Inc., a tax-qualified retirement plan (“Retirement Plan”), and the Rayonier Inc. Excess Benefit Plan, a nonqualified retirement plan (“Excess Plan”), at the earliest eligible retirement age. The named executive officers who are not listed in the table are not participants in and have no accumulated benefit under either the Retirement Plan or the Excess Plan. The Retirement Plan and Excess Plan were closed to new participants effective January 1, 2006. On December 31, 2016, benefits were frozen for all participants. On February 28, 2023, we terminated the pension plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year (2)
Doug Long	Rayonier Salaried Employees Retirement Plan	21.6	$1,088,322	$16,486
	Rayonier Excess Benefit Plan		$73,613	—
Rhett Rogers	Rayonier Salaried Employees Retirement Plan	15.5	$356,459	—
	Rayonier Excess Benefit Plan		—	—

(1)	Determined using the assumptions that applied for FASB ASC Topic 715-30 disclosure as of December 31, 2023. For December 31, 2023, an interest rate of 4.96% was used for Mr. Long and 5.06% for Mr. Rogers, and the mortality assumptions were the Pri-2012 mortality tables with a fully generational projection using scale MP-2021. Since the Plan is terminating, a liability load of 20% for active participants and 5% for Mr. Long was used to reflect annuity provider charges to cover expenses, profit, and conservatism. Mortality is assumed from that date only. Benefits are assumed to be paid in the normal form of payment which is a life annuity for single employees and the 90/50 survivor form for married employees.
(2)	In conjunction with the announced termination of our Retirement Plan in 2023, all active and term-vested participants were offered a one-time termination window to elect to receive their pension benefit payment. Participants were provided the following options: (1) to receive their entire benefit as an immediate, one-time lump sum payment; (2) to receive their benefit as an immediate monthly annuity; or (3) to choose to do nothing and not make an election during the Retirement Plan termination window. Mr. Long elected the immediate monthly annuity option and began receiving monthly payments of $5,495 in October 2023.
The Retirement Plan is a tax-qualified retirement plan that covered all eligible salaried employees hired prior to January 1, 2006. The purpose of the plan was to provide income replacement following retirement through the payment of monthly pension benefits based upon the employee’s average final compensation and years of service, with the costs of benefits under the plan borne entirely by the Company. The plan was closed to new participants on January 1, 2006. Effective December 31, 2016, the plan was amended to freeze benefits for all employees participating in the plan. Effective February 28, 2023, the plan was terminated with the termination process expected to be completed by the end of 2024.
For the period through December 31, 2003, the annual pension amounted to 2% of a participant’s final average compensation for each of the first 25 years of benefit service, plus 1.5% of the participant’s average final compensation for each of the next 15 years of benefit service, reduced by 1.25% of the participant’s primary Social Security benefit for each year of benefit service to a maximum of 40 years, provided that no more than one-half of the participant’s primary Social Security benefit is used for such reduction. Effective January 1, 2004, the Retirement Plan was amended so that for future service the annual pension amounts to 1.5% of the participant’s final average compensation for each year of benefit service to a maximum of 40 years.
A participant became vested in benefits accrued under the Retirement Plan upon completion of five years of eligibility service. Normal retirement is at age 65. The Retirement Plan also provided for unreduced early retirement pensions for participants who retire at or after age 60 following completion of 15 years of eligibility service. Reduced benefits were available at age 55 with at least 10 years of service (“Standard Early Retirement”) or as early as age 50 with age plus eligibility service equal to at least 80 or age 55 with at least 15 years of eligibility service (“Special Early Retirement”). The plan benefit for a participant eligible for Standard Early Retirement is reduced by 3% for each year of age under 65 (e.g., age 64 would result in 97% of the benefit payable). The Retirement Plan benefit for a participant eligible for Special Early Retirement includes a 5% reduction for each year of age under 60 (e.g., age 59 would result in 95% of the benefit payable).

2024 Proxy Statement	39

PROPOSAL NO. 2 — SAY-ON-PAY
A participant’s average final compensation includes salary and approved bonus payments calculated under the Retirement Plan as follows: (1) the participant’s average annual base salary for the five calendar years during the participant’s last 120 calendar months of service which yield the highest such average plus (2) the participant’s average approved bonus payments for the five calendar years during the participant’s last 120 calendar months of service which yield the highest such average.

Rayonier adopted the Excess Plan to meet the retirement needs of a small segment of its salaried employee population affected by limiting federal legislation. Applicable federal legislation limits the amount of benefits that can be paid and the compensation that may be recognized under a tax-qualified retirement plan. Tax-qualified retirement plan participants whose annual benefit at the time of payment exceeds Section 415 of the Code limitations or whose benefit is limited on account of the Section 401(a)(17) of the Code limitation on compensation are participants in the Excess Plan. The practical effect of the Excess Plan was to continue calculation of benefits after retirement to all employees on a uniform basis regardless of compensation levels. All employees covered by the Retirement Plan were eligible under the Excess Plan; however, benefits under the plan were only accrued to those employees who are affected by the Code limits and only through December 31, 2016 due to the freeze on the Retirement Plan. The Excess Plan was terminated effective July 31, 2023. The termination process is expected to be finalized by the end of 2024.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (1)	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions in Last FY	Aggregate Balance at Last FYE (2)
David Nunes	$105,153	$126,888	$79,070	—	$1,743,779
Mark McHugh	$28,400	$42,284	$18,948	—	$433,647
Doug Long	$14,250	$31,451	$11,136	—	$259,696
Rhett Rogers	$12,750	$19,848	$6,292	—	$152,930
Mark Bridwell	$11,682	$22,317	$13,292	—	$301,413

(1)	All executive and Company contributions in the last fiscal year are reflected as compensation in the Summary Compensation Table on page 34.
(2)	To the extent that a participant was a named executive officer in prior years, executive and Company contributions included in the Aggregate Balance at Last FYE column have been reported as compensation in the Summary Compensation Table for the applicable year. The Rayonier Inc. Supplemental Savings Plan (“Supplemental Savings Plan”) is a nonqualified, unfunded plan that consists of two components—an Excess Savings component (a supplement to the Rayonier Investment and Savings Plan for Salaried Employees (“Savings Plan”) and an Excess Base Salary and Bonus Deferral component.
The Excess Savings component of the Supplemental Savings Plan supplements the qualified 401(k) plan by providing employees with Rayonier contributions disallowed due to the federal tax regulations limiting employee contributions to tax-qualified 401(k) plans. Participants can contribute up to 6% of total base salary and bonus. The Company contributes matching contributions up to 3.6% of total base salary and bonus (reduced by the regular matching contributions made under the Savings Plan). Amounts contributed by participants and the Rayonier matching contributions are unsecured, but earn a return equal to 120% of the applicable federal long-term rate (adjusted monthly). The average interest rate in 2023 was 4.85%. Supplemental Savings Plan participants may elect to receive a lump sum or annual installments upon termination of employment.

40	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The table below reflects the potential payments to which each of our named executive officers would have been entitled on December 31, 2023 upon an involuntary termination without cause or voluntary termination for good reason occurring within 24 months after a change in control. All payments are as provided under the Executive Severance Pay Plan discussed on page 30 of the CD&A. All severance payments made under the Executive Severance Pay Plan are made in a lump sum following a qualifying termination of employment.
In all other cases of termination of employment, whether voluntary or involuntary, our named executive officers would be entitled to accrued salary, vacation pay, regular pension benefits and welfare benefits on the same basis as would be provided to salaried employees generally, as well as 401(k) and nonqualified deferred compensation distributions. Other than in connection with a change in control, upon a qualifying termination, a named executive officer may be entitled to payments under our Severance Pay Plan, a plan in which all salaried employees participate on a non-discriminatory basis.

Name	Scheduled Severance (1)	Bonus Severance (2)	Pension / 401(k) Benefit (3)	Medical / Welfare and Outplacement Benefits (4)	Acceleration of Equity Awards (5)
David Nunes Involuntary or voluntary for good reason termination within 24 months after change in control	$2,700,000	$4,394,003	$310,020	$84,212	$10,144,696
Mark McHugh Involuntary or voluntary for good reason termination within 24 months after change in control	$1,710,000	$1,753,135	$165,454	$86,450	$3,713,547
Doug Long Involuntary or voluntary for good reason termination within 24 months after change in control	$1,425,000	$1,454,695	$137,691	$86,066	$2,244,559
Rhett Rogers Involuntary or voluntary for good reason termination within 24 months after change in control	$850,000	$590,735	$73,822	$59,201	$1,636,271
Mark Bridwell Involuntary or voluntary for good reason termination within 24 months after change in control	$850,000	$570,750	$73,223	$31,102	$1,476,071

(1)	Represents the executive’s base pay times the applicable tier multiplier under the Executive Severance Pay Plan (3 times for Tier I, 2 times for Tier II). As of December 31, 2023, Messrs. Nunes, McHugh and Long are included as Tier I executives, and Messrs. Rogers and Bridwell are included as a Tier II executives.
(2)	Represents the applicable tier multiplier (3 times for Tier I and 2 times for Tier II) times the Applicable Bonus Amount. The Applicable Bonus Amount is the greater of: (i) the average of the bonus amounts actually paid in the three year period comprised of the year of the qualifying event and the two immediately preceding calendar years, (ii) the target bonus for the year in which the change in control occurred, or (iii) the target bonus in the year of termination. Named executive officers also receive a pro-rata bonus amount equal to the Applicable Bonus Amount multiplied by a fraction, the numerator of which is the number of months lapsed in the then current year prior to the qualifying termination and the denominator of which is twelve.
(3)	Represents three additional years of participation in the Savings Plan at the executive’s current contribution level.
(4)	Represents: (i) the present value of the annual Company contribution to health and welfare plans times the applicable tier multiplier and (ii) up to $30,000 in outplacement services.
(5)	Restricted stock units and performance shares were valued using the closing price of the Company stock on December 29, 2023. Under the Executive Severance Pay Plan, upon a qualifying termination following a change in control, (i) all outstanding restricted stock units vest in full; (ii) with respect to any performance shares for which the performance period is more than 50% complete, the shares vest based on actual performance achievement or, if greater, at target; and (iii) with respect to any performance shares for which the performance period is not more than 50% complete, the performance shares vest at target. For purposes of this table, 2023 and 2022 performance shares were valued at target; given that 2021 performance shares are trending above target, they are valued at the maximum payout level of 175%.

2024 Proxy Statement	41

PROPOSAL NO. 2 — SAY-ON-PAY
The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary, vacation pay, regular pension benefits, welfare benefits and 401(k) and nonqualified deferred compensation distributions. As a result, payments under the Severance Pay Plan, described on page 30, which may be payable upon a termination other than in the context of a change in control, are not included in the table. Amounts that would be distributed pursuant to our nonqualified deferred compensation plans as of December 31, 2023, are indicated in the Nonqualified Deferred Compensation table on page 40. Other than as reflected in the table and footnote (3) above, amounts that would be distributed pursuant to our tax-qualified and nonqualified retirement plans are indicated in the Pension Benefits table on page 39.
A constructive termination by an executive within two years after a change in control would generally be for good reason if it results from: (i) a significant diminution in the executive’s position or the assignment to the executive of any duties inconsistent in any respect with his or her position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately before the change in control; (ii) any material reduction in the executive’s salary, bonus opportunities, benefits or other compensation; (iii) the relocation of the executive’s principal place of business by more than 35 miles from his or her previous principal place of business; or (iv) any termination of the Executive Severance Pay Plan other than by its express terms. Regardless of whether a change in control had occurred, an executive would not be entitled to payments under the Executive Severance Pay Plan if he or she was terminated for cause. A termination of an executive generally would be “for cause” if it was due to: (i) the willful and continued refusal of the executive to substantially perform his or her employment duties following written notification by our Board or (ii) engagement by the executive in illegal conduct or gross misconduct that is demonstrably injurious to the Company, including an indictment or charge by any prosecuting agency with the commission of a felony.
The Company may condition payment of a portion of an executive’s severance benefits (generally, not to exceed the executive’s base salary multiplied by the applicable tier multiplier) upon his or her agreement to adhere to confidentiality covenants for two years following a qualifying termination, as well as to refrain from disparaging the Company or its products; competing directly with the Company; inducing clients to reduce or terminate their business with the Company; or inducing certain employees to terminate employment or service with the Company. These covenants would generally remain in effect for the shorter of one year from the executive’s termination or two years following a change in control. By accepting the conditioned payments, an executive will be deemed to have consented to the issuance of a temporary restraining order to maintain the status quo pending the outcome of any equitable proceeding that may be brought by the Company to enforce such covenants.
Unless otherwise indicated, all cash payments would be made by the Company in a lump sum, although the timing of some payments and benefits may be delayed for six months after termination in accordance with Section 409A of the Code, which regulates deferred compensation. The Company has established two rabbi trusts related to the Executive Severance Pay Plan. One is designed to defray the legal costs incurred by the executives in enforcing their rights under the Executive Severance Pay Plan were the Company not to meet its obligations. Were there to be a change in control of Rayonier, the Company would transfer to the second trust an amount sufficient to satisfy the cash payments that would be required to be paid in the event of a qualifying termination of executives covered under the Executive Severance Pay Plan.

42	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Other NEOs (1)	Average Compensation Actually Paid to Other NEOs (2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions)	Adjusted EBITDA (4) (in millions)
					Total Shareholder Return	Peer Group Total Shareholder Return (3)
2023	$6,285,716	$5,746,248	$1,930,903	$1,720,720	$118.09	$97.91	$178.5	$296.5
2022	$5,751,241	$4,677,297	$1,636,262	$1,396,101	$111.77	$90.66	$122.8	$314.2
2021	$5,316,481	$9,416,465	$1,532,344	$2,390,845	$132.68	$126.52	$210.5	$329.8
2020	$5,410,816	$4,802,112	$1,588,249	$1,401,149	$93.74	$91.60	$29.8	$267.4

(1)	For 2023, 2022, 2021 and 2020, Mr. Nunes is included in the PEO columns and Messrs. McHugh, Long, Rogers and Bridwell are included in the Other NEOs columns.
(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. The value represents the Summary Compensation Table totals for the applicable year less the pension and stock award columns, plus: (a) the fair value of stock awards calculated by taking the year end fair value of stock awards granted during the year, plus the change in fair value during the fiscal year for outstanding awards granted in prior years, plus for any awards vested during the year, the change in fair value during the fiscal year through the date of vesting; and (b) the aggregate of the service costs attributable to services rendered during the year for pension plan participants which is $0 since our plan was frozen on December 31, 2016. Performance share awards were valued using a Monte Carlo simulation model. A reconciliation of the adjustments are summarized in the following table:

Year	Summary Compensation Table Total	Deductions		Additions				Compensation Actually Paid
		Summary Compensation Table Stock Awards	Summary Compensation Table Pension	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation
PEO
2023	$6,285,716	$3,786,040	—	$3,709,528	$176,590	($801,783)	$162,237	$5,746,248
2022	$5,751,241	$3,337,902	—	$2,727,867	($1,270,246)	$649,325	$157,012	$4,677,297
2021	$5,316,481	$2,735,312	—	$3,377,761	$3,284,367	$32,246	$140,922	$9,416,465
2020	$5,410,816	$3,002,811	—	$3,848,497	($245,490)	($1,325,975)	$117,075	$4,802,112
Other NEOs
2023	$1,930,903	$893,213	$93,329	$875,162	$37,866	($172,494)	$35,825	$1,720,720
2022	$1,636,262	$743,195	—	$607,369	($268,765)	$131,238	$33,192	$1,396,101
2021	$1,532,344	$587,060	—	$724,944	$685,016	$6,725	$28,876	$2,390,845
2020	$1,588,249	$645,592	$102,227	$827,410	($41,785)	($247,873)	$22,967	$1,401,149

(3)	The peer group represents the FTSE NAREIT All Equity REIT Index.
(4)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating income and expense, operating (income) loss attributable to NCI in Timber Funds, gain associated with the multi-family apartment complex sale attributable to noncontrolling interests, the gain on investment in Timber Funds, Fund II Timberland Dispositions, costs related to the merger with Pope Resources, timber write-offs resulting from casualty events, and Large Dispositions.

2024 Proxy Statement	43

PROPOSAL NO. 2 — SAY-ON-PAY
FINANCIAL PERFORMANCE MEASURES. The most important financial performance measures used by the Company to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, are Adjusted EBITDA and Relative Total Shareholder Return. As discussed in further detail in the Annual Bonus Program and Long-Term Incentives sections, Rayonier's compensation programs utilize relative Total Shareholder Return for our Performance Share Award Program, and Adjusted EBITDA for our Annual Bonus Program. Because we only utilize two financial measures, as provided under Item 402(v) of Regulation S-K, we did not provide a tabular list of additional financial metrics.
The following chart reflects the relationship between our NEO compensation actually paid, calculated in accordance with Item 402(v) of Regulation S-K, versus the performance of Rayonier’s common shares (assuming reinvestment of dividends). The chart also compares the performance of Rayonier's common shares with that of the FTSE NAREIT All Equity REIT Index.

Compensation Actually Paid vs Total Shareholder Return
Compensation Actually Paid (in millions)
Total Shareholder Return
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$—
$140.00
$130.00
$120.00
$110.00
$100.00
$90.00
$80.00
$70.00
$100.00
$100.00
$1.4
$4.8
$93.74
$91.60
$2.4
$9.4
$132.68
$126.52
$1.4
$4.7
$111.77
$90.66
$1.7
$5.7
$118.09
$97.91
Year End 2019
Full Year 2020
Year End 2020
Full Year 2021
Year End 2021
Full Year 2022
Year End 2022
Full Year 2023
Year End 2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Cumulative Total Shareholder Return
Peer Group Cumulative Total Shareholder Return

44	Rayonier Inc.

PROPOSAL NO. 2 — SAY-ON-PAY
The following chart reflects the relationship between our NEO compensation actually paid, calculated in accordance with Item 402(v) of Regulation S-K, versus our Adjusted EBITDA and Net Income performance.

Compensation Actually Paid vs Net Income & Adjusted EBITDA
Compensation Actually Paid (in millions)
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$—
Financial Performance (in millions)
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$—
$267.4
$329.8
$314.2
$296.5
$2.4
$1.4
$4.8
$29.8
$9.4
$210.5
$122.8
$1.4
$4.7
$178.5
$1.7
$5.7
Full Year 2020
Full Year 2021
Full Year 2022
Full Year 2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Other NEOs
Net Income
Adjusted EBITDA

2024 Proxy Statement	45

PROPOSAL NO. 2 — SAY-ON-PAY
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2023 regarding all compensation plans under which equity securities of the Company are authorized for issuance.

Plan category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	1,172,459	(1)	$31.83	2,473,806	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	1,172,459		$31.83	2,473,806

(1)	Consists of 24,724 outstanding stock options awarded under the Rayonier Incentive Stock Plan, 666,810 performance shares (assuming maximum payout) and 480,925 restricted stock units awarded under the Rayonier Incentive Stock Plan and the 2023 Rayonier Incentive Stock Plan. The weighted-average exercise price in column (B) does not take performance shares or restricted stock units into account.
(2)	Consists of shares available for future issuance under the 2023 Rayonier Incentive Stock Plan.

46	Rayonier Inc.

PROPOSAL NO. 3 — ELECTION OF INDEPENDENT AUDITOR

PROPOSAL NO. 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On February 14, 2024, the Audit Committee appointed Ernst & Young, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2024. Although submission of the appointment for ratification by the shareholders is not legally required, the Board believes that it is consistent with best practices and is an opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the shareholders do not ratify the selection of Ernst & Young, LLP, the Audit Committee may reconsider the selection of the independent registered public accounting firm for the Company for 2024, but is not required to take any action as a result of the outcome of the vote.
Ernst & Young, LLP has served as the Company’s independent registered public accounting firm since 2012. In determining whether to reappoint Ernst & Young, LLP, the Audit Committee considered, among other things:

•	the scope of and overall plans for the annual audit;
•	the pre-approved non-audit services that Ernst & Young, LLP provides to the Company and related fees to ensure their compatibility with Ernst & Young’s independence;
•	the appropriateness of Ernst & Young’s fees;
•	Ernst & Young’s historical and recent performance on the Company’s audit;
•	Ernst & Young’s tenure as our independent auditor and the benefits of having a long-tenured auditor; and
•	Ernst & Young’s independence from the Company and management.
Representatives of Ernst & Young, LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

Our Board recommends that you vote “FOR” the ratification of Ernst & Young, LLP to serve as our independent registered public accounting firm for 2024.

2024 Proxy Statement	47

PROPOSAL NO. 3 — ELECTION OF INDEPENDENT AUDITOR

REPORT OF THE AUDIT COMMITTEE
The Audit Committee’s role is to help the Board oversee the Company’s financial reporting process, including annual audits and quarterly reviews of its financial statement filings and audits of internal control over financial reporting. The Audit Committee has sole responsibility for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The Audit Committee is currently composed of six directors, all of whom have been determined by the Board to be “independent” and “financially literate” as defined under applicable securities laws and rules of the NYSE, and operates under a written charter adopted by the Board. A copy of the Audit Committee charter can be found on the Company’s website (www.rayonier.com).
The Company’s management has primary responsibility for the Company’s financial statements and its reporting process, including the Company’s internal control system. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to the conformity of such statements with accounting principles generally accepted in the United States of America, as well as auditing the Company’s internal control over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.
The Audit Committee has reviewed and discussed the audited financial statements of the Company, as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, with management and its independent registered public accounting firm;

2.
The Audit Committee has discussed with its independent registered public accounting firm the matters required by Statement of Auditing Standards No. 1301, Communications with Audit Committees, as amended;

3.
The Audit Committee has received from and discussed with its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") regarding the independent accountant’s communications with audit committees concerning independence and has held discussions with its independent registered public accounting firm regarding its independence; and

4.
Based upon the review and discussions described in paragraphs (1) through (3) above and the Audit Committee’s discussions with management, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

This report is furnished by the members of the Audit Committee.
Ann C. Nelson, Chair
Dod A. Fraser
Gregg A. Gonsalves
Meridee A. Moore
Matthew J. Rivers
Andrew G. Wiltshire
AUDIT COMMITTEE FINANCIAL EXPERT
The Board has evaluated whether at least one Audit Committee member meets the qualifications to serve as an “audit committee financial expert” in accordance with SEC rules. Based on its evaluation, the Board has determined that Dod A. Fraser, Gregg A. Gonsalves, Meridee A. Moore, and Ann C. Nelson are independent of management and qualify as audit committee financial experts.

48	Rayonier Inc.

PROPOSAL NO. 3 — ELECTION OF INDEPENDENT AUDITOR

INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young, LLP has served as the Company’s independent registered public accounting firm since May 22, 2012. The Audit Committee may change the appointment of the independent registered public accounting firm at any time if it determines, in its discretion, that such a change is in the best interest of the Company and its shareholders.
Ernst & Young, LLP billed the Company the following fees for services performed in fiscal 2023 and 2022:

	2023	2022
Audit fees	$1,822,500	$1,774,677
Tax fees	270,837	78,257
All other fees	7,403	2,830
	$2,100,740	$1,855,764
Audit fees include amounts for the audits of the annual financial statements and internal control over financial reporting, quarterly reviews of Forms 10-Q, statutory audits, audit of the income tax accrual, accounting research and consents for SEC filings.
Tax fees include amounts for income tax services, including tax compliance, tax advice and tax planning. All other fees include amounts for any other products or services provided other than the services reported in the first two categories.
The independent registered public accountants are prohibited by Company policy from providing professional services to Company executives for personal income tax return preparation or for financial or estate tax planning.
The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, when the Audit Committee is not in session, audit-related services and allowable non-audit services and associated fees for any individual engagement for which fees are less than $50,000. Any such pre-approval of services and fees by the Chair are reported to the full Audit Committee at its next regular meeting. All of the fees set forth in the foregoing table were pre-approved by the Audit Committee or the Chair of the Audit Committee under the noted delegation of authority.

2024 Proxy Statement	49

OWNERSHIP OF AND TRADING IN OUR SHARES
OWNERSHIP OF AND TRADING IN OUR SHARES
SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table shows the common shares beneficially owned as of March 1, 2024, except as otherwise disclosed below, by each of the Company’s directors, each of the named executive officers and all directors and executive officers as a group. Unless otherwise indicated, all common shares listed below are owned directly by the named individual:

	Beneficial Ownership
Name of Beneficial Owner	(A) Number of Shares Beneficially Owned		(B) Column (A) as Percent of Class	(C) Exercisable Stock Options (1)	(D) Sum of Columns (A) and (C) as Percent of Class
Keith E. Bass	20,515		*	—	*
Dod A. Fraser	32,479		*	—	*
Gregg A. Gonsalves	5,435		*	—	*
Scott R. Jones	49,941	(2)	*	—	*
V. Larkin Martin	46,063		*	—	*
Meridee A. Moore	87,890	(3)	*	—	*
Ann C. Nelson	23,715		*	—	*
David L. Nunes	410,344	(4)(5)	*	—	*
Matthew J. Rivers	10,786		*	—	*
Andrew G. Wiltshire	63,162	(6)	*	—	*
Mark R. Bridwell	76,775	(4)	*	—	*
Douglas L. Long	101,319	(4)	*	—	*
Mark D. McHugh	123,427	(4)	*	—	*
W. Rhett Rogers	50,349	(4)	*	—	*
Directors and Executive Officers as a Group (17 persons)	1,232,319	(4)	0.83%	2,925	0.83%

*	Less than 1%.
(1)
Pursuant to SEC regulations, shares receivable through the exercise of employee stock options that are exercisable within 60 days after March 1, 2024 are deemed to be beneficially owned as of March 1, 2024.

(2)	Includes 17,462 shares held indirectly through family trusts.
(3)	Includes 77,000 shares held indirectly through Watershed Equity Partners, LP.
(4)	Includes the following share amounts allocated under the Savings Plan to the accounts of: Mr. Nunes 538; Mr. Bridwell 2,675;
Mr. McHugh 34; Mr. Long 13,803; Mr. Rogers 3,270; and all directors and executive officers as a group 24,939.

(5)	Includes 14,000 shares held indirectly through family trusts.
(6)	Includes 3,723 shares held indirectly through a Simplified Employee Pension.
Under our Insider Trading Policy, our directors, executive officers and other key employees are not permitted to hedge or offset any decrease in the market value of our common shares through financial instruments such as prepaid variable forward contracts, equity swaps, collars and exchange funds; to hold their ownership interests in our common shares in a margin account; or to otherwise pledge their common shares as collateral for a loan. Consistent with the policy, none of our directors, executive officers or other key employees has entered into any such pledge or hedging transactions with regard to his or her ownership of our common shares.

50	Rayonier Inc.

OWNERSHIP OF AND TRADING IN OUR SHARES

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table shows the holdings of persons known to us to beneficially own more than five percent of the Company’s outstanding common shares as of March 1, 2024.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent of Class (1)
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	20,735,300(2)	13.9%
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	16,097,159(3)	10.8%
Norges Bank (The Central Bank of Norway) Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo Norway	13,142,039(4)	8.8%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	12,772,951(5)	8.6%
JP Morgan Chase & Co. 383 Madison Avenue New York, NY 10179	8,612,461(6)	5.8%
Massachusetts Financial Services Company 111 Huntington Avenue Boston, MA 02199	8,420,189(7)	5.7%

(1)	Based on the Company’s outstanding common shares as of March 1, 2024.
(2)
Holdings as of December 31, 2023, reported to the SEC on Schedule 13G/A on February 13, 2024 by The Vanguard Group, Inc. indicating shared voting power over 49,669 shares, sole dispositive power over 20,536,327 shares and shared dispositive power over 198,973 shares.

(3)
Holdings as of December 31, 2023, reported to the SEC on Schedule 13G/A on February 14, 2024 by T. Rowe Price Associates, Inc., indicating sole voting power over 7,124,060 shares and sole dispositive power over 16,097,159 shares. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)
Holdings as of December 31, 2023, reported to the SEC on Schedule 13G/A on January 30, 2024 by Norges Bank (The Central Bank of Norway), indicating sole voting power over 13,142,039 shares and sole dispositive power over 13,142,039 shares.

(5)
Holdings as of December 31, 2023, reported to the SEC on Schedule 13G/A on January 25, 2024 by Blackrock, Inc., indicating sole voting power over 12,447,320 shares and sole dispositive power over 12,772,951 shares.

(6)
Holdings as of December 31, 2023, reported to the SEC on Schedule 13G/A on January 25, 2024 by JP Morgan Chase & Co., indicating sole voting power over 8,167,959 shares, shared voting power over 160 shares, sole dispositive power over 8,612,118 shares and shared dispositive power over 160 shares.

(7)
Holdings as of December 31, 2023, reported to the SEC on Schedule 13G/A on February 9, 2024 by Massachusetts Financial Services Company, indicating sole voting power over 7,982,859 shares and sole dispositive power over 8,420,189 shares.

2024 Proxy Statement	51

INFORMATION ABOUT THE MEETING

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING
This year we are once again furnishing proxy materials to shareholders via the Internet, following the SEC rules that allow companies to do so. If you received a Notice of Internet Availability of Proxy Materials (“Internet Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Internet Notice tells you how to access and review the Proxy Statement and our 2023 Annual Report to Shareholders (“Annual Report”), which includes our 2023 Annual Report on Form 10-K, including financial statements, as well as how to submit your proxy over the Internet. If you received the Internet Notice and would still like to receive a printed copy of our proxy materials, simply follow the instructions for requesting printed materials contained in the Internet Notice.
The Internet Notice, these proxy solicitation materials and our Annual Report were first made available on the Internet and mailed to certain shareholders on or about April 3, 2024.
The Notice of 2024 Annual Meeting, this Proxy Statement and our 2023 Annual Report are available at www.proxyvote.com.
ANNUAL REPORT
A copy of our Annual Report, which includes the 2023 Annual Report on Form 10-K (without exhibits), is available on the Internet at www.proxyvote.com as set forth in the Internet Notice. However, we will send a copy of our 2023 Annual Report on Form 10-K to any shareholder without charge upon written request addressed to:
Rayonier Inc.
Investor Relations
1 Rayonier Way
Wildlight, FL 32097
DELIVERY OF MATERIALS TO SHAREHOLDERS SHARING AN ADDRESS
In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Internet Notice or, if paper copies are requested, only one Proxy Statement and Annual Report is delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders. If a shareholder sharing an address wishes to receive a separate Internet Notice or copy of the proxy materials, that shareholder may do so by contacting Broadridge Householding Department via telephone at 1-866-540-7095 or via mail addressed to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any shareholder making such request will promptly receive a separate copy of the proxy materials and separate copies of all future proxy materials. Any shareholder currently sharing an address with another shareholder but receiving separate copies of the materials may request delivery of a single copy in the future by contacting Broadridge Householding Department by telephone or mail as indicated above.

52	Rayonier Inc.

QUESTIONS AND ANSWERS
QUESTIONS AND ANSWERS

Q:	WHO IS ENTITLED TO VOTE?

A:	The record holder of each of the 148,649,321 common shares outstanding at the close of business on March 15, 2024 is entitled to one vote for each share owned.

Q:	HOW DO I VOTE?

A:	You can vote in any one of the following ways:
• You can vote on the Internet by following the “Vote by Internet” instructions on your Internet Notice or proxy card.
• You can vote by telephone by following the “Vote by Phone” instructions on the www.proxyvote.com website referred to in the Internet Notice, or, if you receive hard-copies of the proxy solicitation materials, by following the “Vote by Phone” instructions referred to in your proxy card.
• If you receive hard-copies of the proxy solicitation materials, you can vote by mail by signing and dating your proxy card and mailing it in the provided prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed and dated card but do not provide voting instructions, your shares will be voted in accordance with the recommendations of the Board.
• You can vote in person at the Annual Meeting by delivering a completed proxy card or by completing a ballot available upon request at the meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting.

Regardless of how you choose to vote, your vote is important, and we encourage you to vote promptly.

Q:	HOW DO I VOTE SHARES THAT I HOLD THROUGH AN EMPLOYEE BENEFIT PLAN SPONSORED BY THE COMPANY?

A:
If you hold shares of the Company through the Rayonier Investment and Savings Plan for Salaried Employees, you can vote them by following the instructions above. Note that if you do not vote your shares held in such plan or do not specify your voting instructions on your proxy card, the trustee of the plan will vote your plan shares in the same proportion as the shares for which voting instructions have been received. To allow sufficient time for voting by the trustee, your voting instructions for the plan shares must be received by May 13, 2024.

Q:	WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?

A:
To attend the Annual Meeting, you will need to bring (1) proof of ownership of Rayonier stock as of the record date, which is the close of business on March 15, 2024, and (2) a valid government-issued photo identification. If you are a shareholder of record, proof of ownership can include your proxy card or the “Internet Notice.” If your shares are held in the name of a broker, bank or other holder of record, you must present proof of your beneficial ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your shares at the Annual Meeting) or a bank or brokerage account statement reflecting your ownership of Rayonier common shares as of the record date (in which case you will be admitted to the Annual Meeting but will not be able to vote your shares at the Annual Meeting). If you do not have proof of ownership together with a valid picture identification, you will not be admitted to the meeting.

Admission to the Annual Meeting is limited to shareholders as of the record date and one immediate family member, one individual properly designated as a shareholder’s authorized proxy holder or one qualified representative authorized to present a shareholder proposal properly before the meeting.

2024 Proxy Statement	53

QUESTIONS AND ANSWERS

Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy cards, ballots and reports of Internet and telephone voting results that identify individual shareholders are mailed or returned directly to Broadridge Financial Services, Inc. (“Broadridge”), our vote tabulator, and handled in a manner that protects your privacy. Your vote will not be disclosed except:
	•	as needed to permit Broadridge and our inspector of elections to tabulate and certify the vote;
	•	as required by law;
	•	if we determine that a genuine dispute exists as to the accuracy or authenticity of a proxy, ballot or vote; or
	•	in the event of a proxy contest where all parties to the contest do not agree to follow our confidentiality policy.

Q:	WHAT SHARES ARE COVERED BY MY INTERNET NOTICE OR PROXY CARD?

A:	You should have been provided an Internet Notice or proxy card for each account in which you own common shares either:
	•	directly in your name as the shareholder of record, which includes shares purchased through any of our employee benefit plans; or
	•	indirectly through a broker, bank or other holder of record.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR PROXY CARD?

A:
It means that you have multiple accounts in which you own common shares. Please vote all shares in each account for which you receive an Internet Notice or proxy card to ensure that all your shares are voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is Computershare. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by making a toll-free call to Computershare at 1-800-659-0158. From outside the U.S. you may call Computershare at 201-680-6578.

Q:	HOW CAN I CHANGE MY VOTE?

A:	You can revoke your proxy and change your vote by:
	•	voting on the Internet or by telephone before 11:59 p.m. Eastern Daylight Time on the day before the Annual Meeting or, for employee benefit plan shares, the cut-off date noted above (only your most recent Internet or telephone proxy is counted);
	•	signing and submitting another proxy card with a later date at any time before the polls close at the Annual Meeting;
	•	giving timely written notice of revocation of your proxy to our Corporate Secretary at 1 Rayonier Way, Wildlight, Florida 32097; or
	•	voting again in person before the polls close at the Annual Meeting.

Q:	HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A:	In order to conduct the Annual Meeting, a majority of the common shares outstanding as of the close of business on March 15, 2024 must be present either in person or represented by proxy. All shares voted pursuant to properly submitted proxies and ballots, as well as abstentions and shares voted on a discretionary basis by banks or brokers in the absence of voting instructions from their customers, will be counted as present and entitled to vote for purposes of satisfying this requirement.

54	Rayonier Inc.

QUESTIONS AND ANSWERS

Q:	HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A:
The affirmative vote of a majority of the votes cast with respect to each nominee at the Annual Meeting is required to elect that nominee as a director. For this proposal, a majority of the votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” a nominee. Abstentions will, therefore, not affect the outcome of director elections.
Please note that under NYSE rules, banks and brokers are not permitted to vote the uninstructed shares of their customers on a discretionary basis on “non-routine” matters (referred to as “broker non-votes”), such as in the election of directors. As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares in the election of directors, no votes will be cast on your behalf in the election of directors. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the election of directors.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE “SAY-ON-PAY” PROPOSAL?

A:
The vote on the Say-on-Pay proposal is advisory only and is non-binding on the Company or our Board. However, the proposal will be approved on a non-binding, advisory basis if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it. Abstentions, therefore, will not affect the outcome of the proposal. Banks and brokers are not permitted to vote uninstructed shares for any company proposals relating to executive compensation because such proposals are considered “non-routine.” As a result, if you hold your shares through an account with a bank or broker and you do not instruct your bank or broker how to vote your shares on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q:	HOW MANY VOTES ARE NEEDED TO APPROVE THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

A:	The proposal to ratify the appointment of the Company’s independent registered public accounting firm will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it. As a result, abstentions will not affect the outcome. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter, we do not anticipate that there will be any broker non-votes with regard to the proposal.

Q:	WILL ANY OTHER MATTERS BE VOTED ON?

A:	We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the Internet Notice or proxy card is legally and properly brought before the Annual Meeting, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of our shareholders. Under the Company’s bylaws, all shareholder proposals made pursuant to Rule 14a-8 must have been received by December 7, 2023 to be considered for inclusion in this Proxy Statement, and all other shareholder proposals and director nominations must have been received between January 19 and February 18, 2024 to be otherwise properly brought before the Annual Meeting. As of February 19, 2024, we had not received any shareholder proposals or director nominations from shareholders to be acted upon at the Annual Meeting.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of Broadridge will count the votes, however submitted. A Company representative will act as inspector of elections.

Q:	HOW WILL I LEARN THE RESULTS OF THE VOTING?

A:	We will announce the voting results of the proposals at the Annual Meeting and on a Form 8-K to be filed with the SEC no later than four business days following the Annual Meeting.

Q:	WHO PAYS THE COST OF THIS PROXY SOLICITATION?

2024 Proxy Statement	55

QUESTIONS AND ANSWERS

A:
The Company pays the costs of soliciting proxies and has retained Okapi Partners LLC to assist in the solicitation of proxies and provide related advice and informational support. For these services, the Company will pay Okapi Partners LLC a services fee and reimbursement of customary expenses, which are not expected to exceed $15,000 in the aggregate. The Company will also reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of the common shares. Additionally, directors, officers and employees may solicit proxies on behalf of the Company by mail, telephone, facsimile, email and personal solicitation. Directors, officers and employees will not be paid additional compensation for such services.

Q:	WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS DUE?

A:
For a shareholder proposal (other than a director nomination) to be considered for inclusion in the Company’s proxy statement for the 2025 Annual Meeting of Shareholders (“2025 Annual Meeting”), the Company’s Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on December 4, 2024, unless the Company notifies shareholders otherwise. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. The submission of a proposal in accordance with these requirements does not guarantee that we will include the proposal in our proxy statement or on our proxy card. Proposals should be addressed to:

Corporate Secretary Rayonier Inc. 1 Rayonier Way Wildlight, FL 32097

For a shareholder proposal (including a director nomination) to be properly brought before the shareholders at the 2025 Annual Meeting outside of the Company’s proxy statement, the shareholder must provide the information required by the Company’s bylaws and give timely notice in accordance with such bylaws, which, in general, require that the notice be received by the Company’s Secretary: (i) no earlier than the close of business on January 16, 2025, and (ii) no later than the close of business on February 15, 2025, in each case, unless the Company notifies shareholders otherwise following a Board-approved amendment to the bylaws disclosed on a Form 8-K filed with the SEC.

If the date of the 2025 Annual Meeting is moved more than 30 days before or more than 60 days after May 16, 2025, then notice of a shareholder proposal that is not intended to be included in the Company’s proxy statement must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of: (a) 90 days prior to the meeting; or (b) 10 days after public announcement of the meeting date, in each case, unless the Company notifies shareholders otherwise following a Board-approved amendment to the bylaws disclosed on a Form 8-K filed with the SEC.
We strongly encourage any shareholder interested in submitting a proposal for the 2025 Annual Meeting to contact our Corporate Secretary at (904) 357-9100 prior to submission in order to discuss the proposal.

Q:	WHAT ARE THE APPLICABLE DEADLINES FOR DIRECTOR NOMINATIONS UNDER THE UNIVERSAL PROXY RULES?

A:
In addition to satisfying the requirements under our by-laws, if a shareholder intends to comply with the SEC’s universal proxy rules and to solicit proxies in support of director nominees other than the Company’s nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no earlier 120 calendar days and no later than 90 calendar days prior to the one-year anniversary date of the Annual Meeting (for the 2025 Annual Meeting of Shareholders, no earlier than January 16, 2025 and no later than March 15, 2025). If the date of the 2025 Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the shareholder must provide notice by the later of 60 calendar days prior to the date of the 2025 Annual Meeting and the 10th calendar day following the date on which public announcement of the date of the 2025 Annual Meeting is first made.

BY ORDER OF THE BOARD OF DIRECTORS

Mark R. Bridwell
Senior Vice President, General Counsel and Corporate Secretary

56	Rayonier Inc.

APPENDIX A
Rayonier Audit Committee
Policies and Procedures
Pre-approval of Services Provided by the Independent Auditor
To ensure the Audit Committee (the “Committee”) approves all services to be provided by the Company’s independent auditors and maintains appropriate oversight, the following policies and procedures have been established.

Policies and Procedures
1.	The Committee will approve the fees for the annual audit of the Company’s financial statements and reviews of quarterly financial statements.
2.	The Committee will also approve at one of its regularly scheduled meetings an annual plan of all permissible services to be provided by the independent auditors as well as unanticipated projects that arise.
3.	When the timing of the services does not allow for pre-approval in regularly scheduled Committee meetings, the Chair of the Committee (or another member of the Committee so designated) may approve any audit or allowable non-audit services provided that such approved services are reported to the full Committee at the next regularly scheduled meeting. Approval must be received prior to commencement of the service, unless the service is one of the specific services listed below (see No. 4) that is permitted to be performed on a pre-approval basis.
4.	The following audit-related services are pre-approved as they become required and need commencement before notifying the Chair:
	a.	Required audits of wholly owned subsidiaries of the Company,
	b.	Consent letters,
	c.	Audits of statutory financial statements in countries where audited financial statements must be filed with government bodies,
	d.	Annual audits of the Company’s defined benefit and savings plans,
	e.	Agreed-upon procedures or other special report engagements performed in connection with requirements under debt agreements or environmental laws, and
	f.	Subscription services for technical accounting resources and updates.

This pre-approval (prior to notifying the Committee) is for audit services or allowable audit-related services engagements for which fees are less than $10,000.
Any services performed in these pre-approved services categories that were not anticipated will be reported to the Committee at the next regularly scheduled meeting after commencement of the services. The requirements, scope and objectives of the service as well as estimated fees and timing will be reported to the Committee.
Any other services, such as for tax services unrelated to the audit, will require the explicit approval of the Chair or the Committee prior to engaging the independent auditor.

2024 Proxy Statement	A-1

APPENDIX B

Reconciliation of Non-GAAP Financial Measures

	2023	2022	2021	2020
Net Income to Adjusted EBITDA Reconciliation
Net Income	$178.5	$122.8	$210.5	$29.8
Operating (income) loss attributable to NCI in Timber Funds	—	—	(45.6)	11.6
Interest, net attributable to NCI in Timber Funds	—	—	0.3	0.5
Income tax expense attributable to NCI in Timber Funds	—	—	0.1	0.2
Interest, net, and miscellaneous income attributable to RYN	45.9	33.2	44.3	38.0
Income tax expense attributable to RYN	5.1	9.4	14.6	6.8
Depreciation, depletion and amortization attributable to RYN	158.2	147.3	143.2	154.7
Non-cash cost of land and improved development	29.8	28.4	25.0	30.4
Non-operating (income) expense	(18.3)	0.4	—	(0.9)
Gain associated with the apartment complex sale attributable to NCI (a)	—	(11.5)	—	—
Gain on investment in Timber Funds (b)	—	—	(7.5)	—
Fund II Timberland Dispositions attributable to Rayonier (c)	—	—	(10.3)	—
Costs related to the merger with Pope Resources (d)	—	—	—	17.2
Timber write-offs resulting from casualty events (e)	2.3	0.7	—	7.9
Large Dispositions (f)	(105.1)	(16.6)	(44.8)	(28.7)
Adjusted EBITDA (g)	$296.5	$314.2	$329.8	$267.4

(a)
Gain associated with the multi-family apartment complex sale attributable to noncontrolling interests (NCI) represents the gain recognized in connection with the sale of property by the Bainbridge Landing joint venture attributable to noncontrolling interests.

(b)
Gain on investment in Timber Funds reflects the gain recognized on Fund II carried interest incentive fees in the fourth quarter of 2021 as well as the gain recognized on the sale of Timber Funds III & IV in the third quarter of 2021.

(c)
Fund II Timberland Dispositions represent the disposition of Fund II Timberland assets, which we managed and owned a co-investment stake in. Fund II Timberland Dispositions attributable to Rayonier represents the proportionate share of Fund II Timberland Dispositions that are attributable to Rayonier.

(d)	Costs related to the merger with Pope Resources include legal, accounting, due diligence, consulting and other costs related to the merger with Pope Resources.
(e)	Timber write-offs resulting from casualty events includes the write-off of merchantable and pre-merchantable timber volume damaged by casualty events which cannot be salvaged.
(f)
Large Dispositions are defined as transactions involving the sale of productive timberland assets that exceed $20 million in size and do not reflect a demonstrable premium relative to timberland value.

(g)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, depletion, amortization, the non-cash cost of land and improved development, non-operating income and expense, operating (income) loss attributable to NCI in Timber Funds, gain associated with the multi-family apartment complex sale attributable to noncontrolling interests, the gain on investment in Timber Funds, Fund II Timberland Dispositions, costs related to the merger with Pope Resources, timber write-offs resulting from casualty events, and Large Dispositions. Adjusted EBITDA is a non-GAAP measure that management uses to make strategic decisions about the business and that investors can use to evaluate the operational performance of the assets under management. It excludes specific items that management believes are not indicative of the Company's ongoing operating results.

B-1	Rayonier Inc.

2023
Cash Provided by Operating Activities to CAD Reconciliation
Cash provided by operating activities	$298.4
Capital expenditures (a)	(81.4)
Net recovery on legal settlements (b)	(20.7)
Working capital and other balance sheet changes	(32.4)
CAD (c)	$163.9

Cash provided by investing activities	$124.1
Cash used for financing activities	$(328.9)

(a)	Capital expenditures exclude timberland acquisitions of $14.1 million for the year ended December 31, 2023.
(b)	Net recovery on legal settlements reflects net proceeds received from litigation regarding insurance claims.
(c)
Cash Available for Distribution (CAD) is defined as cash provided by operating activities adjusted for capital spending (excluding timberland acquisitions and real estate development investments), and working capital and other balance sheet changes. CAD is a non-GAAP measure of cash generated during a period that is available for common stock dividends, distributions to operating partnership unitholders, distributions to noncontrolling interests, repurchase of the Company's common shares, debt reduction, timberland acquisitions and real estate development investments. CAD is not necessarily indicative of the CAD that may be generated in future periods.

	2023
	$	Per Diluted Share
Net Income attributable to Rayonier to Pro forma Net Income Reconciliation
Net Income attributable to Rayonier Inc.	$173.5	$1.17
Large Dispositions (a)	(105.1)	(0.70)
Net recovery on legal settlements (b)	(20.7)	(0.14)
Pension settlement charge (c)	2.0	0.01
Timber write-offs resulting from casualty events (d)	2.3	0.02
Pro forma net income adjustments attributable to noncontrolling interests (e)	1.5	0.00
Pro forma Net Income (f)	$53.5	$0.36

(a)
Large Dispositions are defined as transactions involving the sale of productive timberland assets that exceed $20 million in size and do not reflect a demonstrable premium relative to timberland value.

(b)	Net recovery on legal settlements reflects net proceeds received from litigation regarding insurance claims.
(c)
Pension settlement charge reflects the loss recognized upon remeasurement of the Company's defined benefit plan due to one-time lump sum payments made to participants during the fourth quarter of 2023.

(d)	Timber write-offs resulting from casualty events includes the write-off of merchantable and pre-merchantable timber volume damaged by casualty events which cannot be salvaged.
(e)	Pro forma net income adjustments attributable to noncontrolling interests are the proportionate share of pro forma items that are attributable to noncontrolling interests.
(f)
Pro forma net income is defined as net income attributable to Rayonier Inc. adjusted for its proportionate share of the net recoveries associated with legal settlements, timber write-offs resulting from casualty events, a pension settlement charge, and Large Dispositions. Rayonier believes that this non-GAAP financial measure provides investors with useful information to evaluate our core business operations because it excludes specific items that are not indicative of the Company's ongoing operating results.

2024 Proxy Statement	B-2

RAYONIER INC. 1 RAYONIER WAY WILDLIGHT, FLORIDA 32097
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/15/2024 for shares held directly and by 11:59 P.M. ET on 05/13/2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/15/2024 for shares held directly and by 11:59 P.M. ET on 05/13/2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees	For	Against	Abstain

1a.	Scott R. Jones	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

1b.	Keith E. Bass	☐	☐	☐
					2.	Approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement.
							☐	☐	☐

1c.	Gregg A. Gonsalves	☐	☐	☐

1d.	V. Larkin Martin	☐	☐	☐

1e.	Mark D. McHugh	☐	☐	☐	3.	Ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm for 2024.	☐	☐	☐

1f.	Meridee A. Moore	☐	☐	☐

1g.	Ann C. Nelson	☐	☐	☐

1h.	Matthew J. Rivers	☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

1i.	Andrew G. Wiltshire	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

RAYONIER INC.
Annual Meeting of Shareholders
May 16, 2024 at 4:00 PM
This proxy is solicited by the Board of Directors

By signing this card, I (we) hereby (i) authorize MARK D. MCHUGH, MARK R. BRIDWELL and APRIL J. TICE, or any of them, each with full power to appoint his/her substitute, to vote as Proxy for me (us), and (ii) direct Reliance Trust Company, Trustee under the Rayonier Investment and Savings Plan for Salaried Employees to vote in person or by proxy all shares of Common Stock of Rayonier Inc. allocated to any accounts of the undersigned under such Plan, and which the undersigned is entitled to vote, in each case, on all matters which properly come before the Annual Meeting of Shareholders of Rayonier Inc. to be held at 1 Rayonier Way, Wildlight, Florida 32097 on Thursday, May 16, 2024 at 4:00 p.m., Eastern Daylight Time, or at any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or at any adjournment thereof.

The shares represented by this proxy when properly executed by the Shareholder(s) will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees and “FOR” proposals 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

YOU MAY VOTE BY INTERNET OR PHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on reverse side.)